EXHIBIT 10.1
------------

                                                       CONFIDENTIAL




                             AMENDED AND RESTATED
                          PURCHASE AND SALE AGREEMENT


                               HOUSTON GALLERIA
                                City of Houston
                               County of Harris
                                State of Texas



                                   SELLERS:

                               Galleria Limited
                          Post Oak Associates Limited
                           GDHI Limited Partnership
                       Post Oak Associates III, Limited
                      Hines Group II Limited Partnership



                                  PURCHASER:

                           HG Shopping Centers, L.P.
                        South Alabama Development, L.P.
                     Walton Houston Galleria Hotels, L.P.
                     Walton Houston Galleria Office, L.P.



                                     AS OF

                              September 17, 1999

                               TABLE OF CONTENTS
                               -----------------
                                                                         Page

ARTICLE I  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .1
      SECTION 1.1.  Definitions. . . . . . . . . . . . . . . . . . . . . . .1
      SECTION 1.2.  Definitions Generally. . . . . . . . . . . . . . . . . 10

ARTICLE II  Agreement to Sell and Purchase . . . . . . . . . . . . . . . . 10
      SECTION 2.1.  The Project. . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE III  Purchase Price, Deposits and Escrow . . . . . . . . . . . . . 10
      SECTION 3.1.  Aggregate Purchase Price . . . . . . . . . . . . . . . 10
      SECTION 3.2.  INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . 11
      SECTION 3.3.  Payment. . . . . . . . . . . . . . . . . . . . . . . . 11
      SECTION 3.4.  Copies of Agreement. . . . . . . . . . . . . . . . . . 11
      SECTION 3.5.  Liability of Escrow Agent. . . . . . . . . . . . . . . 12

ARTICLE IV  Failure to Close . . . . . . . . . . . . . . . . . . . . . . . 12
      SECTION 4.1.  Purchaser's Default. . . . . . . . . . . . . . . . . . 12
      SECTION 4.2.  Sellers' Default . . . . . . . . . . . . . . . . . . . 12
      SECTION 4.3.  Survival . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE V  Closing and Transfer of Title . . . . . . . . . . . . . . . . . 13
      SECTION 5.1.  Closing. . . . . . . . . . . . . . . . . . . . . . . . 13
      SECTION 5.2.  Closing Procedure. . . . . . . . . . . . . . . . . . . 14
      SECTION 5.3.  Purchaser's Performance. . . . . . . . . . . . . . . . 18
      SECTION 5.4.  Evidence of Authority: Miscellaneous . . . . . . . . . 18
      SECTION 5.5.  Conditions to Closing. . . . . . . . . . . . . . . . . 18

ARTICLE VI  Prorations of Rents, Taxes and Other Expenses. . . . . . . . . 19
      SECTION 6.1.  Rents: Rents as and when Collected . . . . . . . . . . 19
      SECTION 6.2.  Additional Items . . . . . . . . . . . . . . . . . . . 23
      SECTION 6.3.  Employee Matters . . . . . . . . . . . . . . . . . . . 25

ARTICLE VII  Loss Due to Casualty or Condemnation. . . . . . . . . . . . . 25
      SECTION 7.1.  Loss due to Condemnation . . . . . . . . . . . . . . . 25
      SECTION 7.2.  Loss Due to Casualty . . . . . . . . . . . . . . . . . 26

ARTICLE VIII  Operation of the Project . . . . . . . . . . . . . . . . . . 26
      SECTION 8.1.  Ordinary Operations. . . . . . . . . . . . . . . . . . 26
      SECTION 8.2.  Leasing and Amendments to Project Documents. . . . . . 26
      SECTION 8.3.  Cooperation between Seller and Purchaser . . . . . . . 27

ARTICLE IX  Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE X  Representations and Warranties. . . . . . . . . . . . . . . . . 28
      SECTION 10.1.    Representations and Warranties of Seller. . . . . . 28
      SECTION 10.2.A.  Representations and Warranties of Urban . . . . . . 32
      SECTION 10.2.B.  Representations and Warranties of Walton. . . . . . 32
      SECTION 10.3.    No Implied Representations. . . . . . . . . . . . . 33
      SECTION 10.4.    "As-Is" Purchase. . . . . . . . . . . . . . . . . . 33
      SECTION 10.5.    No Independent Investigation. . . . . . . . . . . . 34
      SECTION 10.6.    Effect of Estoppels . . . . . . . . . . . . . . . . 34
      SECTION 10.7.    Survival of Seller's Warranties, etc. . . . . . . . 34
      SECTION 10.8.    Surviving Covenants . . . . . . . . . . . . . . . . 35

ARTICLE XI  Indemnification; Joint and Several Liability . . . . . . . . . 35
      SECTION 11.1.  Seller's Indemnification. . . . . . . . . . . . . . . 35
      SECTION 11.2.  Purchaser's Indemnification . . . . . . . . . . . . . 35
      SECTION 11.3.  Joint and Several Liability . . . . . . . . . . . . . 35
      SECTION 11.4.  Surviving Covenants . . . . . . . . . . . . . . . . . 35
      SECTION 11.5.  No Limitations. . . . . . . . . . . . . . . . . . . . 36

                                                                         Page

ARTICLE XII  Inspection Period . . . . . . . . . . . . . . . . . . . . . . 36
      SECTION 12.1.  Inspections . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE XIII  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE XIV  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE XV  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE XVI  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . 39
      SECTION 16.1.   Successors and Assigns . . . . . . . . . . . . . . . 39
      SECTION 16.2.   Gender . . . . . . . . . . . . . . . . . . . . . . . 39
      SECTION 16.3.   Captions . . . . . . . . . . . . . . . . . . . . . . 39
      SECTION 16.4.   Construction . . . . . . . . . . . . . . . . . . . . 39
      SECTION 16.5.   Entire Agreement . . . . . . . . . . . . . . . . . . 40
      SECTION 16.6.   Original Document. . . . . . . . . . . . . . . . . . 40
      SECTION 16.7.   Governing Law. . . . . . . . . . . . . . . . . . . . 40
      SECTION 16.8.   No Third Party Beneficiary . . . . . . . . . . . . . 40
      SECTION 16.9.   Exculpation. . . . . . . . . . . . . . . . . . . . . 40
      SECTION 16.10.  No Recording: Confidentiality. . . . . . . . . . . . 40
      SECTION 16.11.  Waiver of Trial by Jury. . . . . . . . . . . . . . . 40
      SECTION 16.12.  Post-Closing Arbitration . . . . . . . . . . . . . . 41
      SECTION 16.13.  Further Assurances . . . . . . . . . . . . . . . . . 41
      SECTION 16.14.  Exclusivity. . . . . . . . . . . . . . . . . . . . . 41
      SECTION 16.15.  Non-Business Days. . . . . . . . . . . . . . . . . . 41
      SECTION 16.16.  Incorporation of Exhibits. . . . . . . . . . . . . . 41

                               LIST OF EXHIBITS


A-1         Plot Plan
A-2         GL Land
A-3         POAL Land
A-4         WT Land
A-5         South Alabama Development Property Land
A-6         Northwest Development Property
A-7         Future Development Site
B           Owner Title Commitment
C           [Intentionally Omitted]
D-1         List of GL Loan Documents
D-2         List of POAL Loan Documents
D-3         List of WT Loan Documents
E           Form of Special Warranty Deed
E-1         Form of Special Warranty Deed for Future Development Site
F           Form of Bill of Sale
G           PP Permitted Encumbrances
H           Personal Property
I-1         Form of Assignment and Assumption of Leases
I-2         Form of Assignment and Assumption of Lessee's Interest
J-1         Form of Assignment and Assumption of Operating Agreements
J-2         Form of Assignment and Assumption of Other Agreements
J-3         Form of General Assignment
K-1         List of Management Agreements
K-2         List of Operating Agreements
K-3         List of Other Agreements
L           Form of FIRPTA Affidavit
M-1         Form of Tenant Estoppel Certificate-Retail
M-2         Form of Tenant Estoppel Certificate-Office
M-3         Form of Westin Estoppel Certificate
M-4         Form of Westin Seller Estoppel
N-1         Rent Roll
N-2         Delinquency Report
N-3         Notices from Tenants as to Landlord Default
N-4         List of Material Non-Monetary Defaults by Tenants
N-5         List of Leases
N-6         List of Audits by Tenants
P           Form of Agreement Regarding Office Tower
Q           Current Tenant Audits
R           Special Assessments
S           List of Litigation
T           Title and Survey Matters
U-1         List of Capital Expenditures
U-2         List of Commissions and Tenant Inducement Costs
U-3         Leases in Process
V           Description of Financial Operating Statements
W           Form of Tenant Notice
X           List of Actions against Tenants
Y           Form of Contract  re: Park Agreement and Driveway Cost
Agreement
Z           Telephone Numbers
AA          Environmental Reports
BB          Form of Amendment of HILP Lease
CC          Galleria Trademarks
DD          Zoopa Termination Agreement
EE          Prohibited Legal Actions
FF          Employee Matters
GG          Limitations Regarding Seller's Post Closing Liability

      THIS AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of September 17, 1999 (the "Effective Date") by and among GALLERIA LIMITED, a Texas limited partnership ("GL"), POST OAK ASSOCIATES LIMITED, a Texas limited partnership ("POAL"), GDHI LIMITED PARTNERSHIP, a Texas limited partnership ("GDHI") (formerly known as Gerald D. Hines Interests, Ltd.), POST OAK ASSOCIATES III, LIMITED, a Texas limited partnership ("Associates") and HINES GROUP II LIMITED PARTNERSHIP, a Delaware limited partnership ("Hines Group II") (GL, POAL, GDHI, Associates and Hines Group II being sometimes herein collectively referred to as "Sellers" or individually as a "Seller") and HG SHOPPING CENTERS, L.P., a Delaware limited partnership and SOUTH ALABAMA DEVELOPMENT, L.P., a Delaware limited partnership (collectively, "Urban") and WALTON HOUSTON GALLERIA HOTELS, L.P., a Delaware limited partnership and WALTON HOUSTON GALLERIA OFFICE, L.P., a Delaware limited partnership (collectively, "Walton") (Urban and Walton being sometimes herein collectively referred to as "Purchaser"); this Agreement amends and restates that certain Purchase and Sale Agreement (the "Original Agreement") made as of September 17, 1999 by and among Sellers and Purchaser.


                                   RECITALS:
                                   --------

      A. GL and POAL are fee and/or leasehold owners of separate portions of a mixed use center in Houston, Texas, known as the Houston Galleria, which is more particularly described in this Agreement.

      B. GL and GDHI are leasehold owners of a retail center in Houston, Texas, known as the Westheimer Triangle, which is more particularly described in this Agreement.

      C. Associates and Hines Group II are fee owners of separate portions of certain real property in Houston, Texas, known as the South Alabama Development Property, which is more particularly described in this Agreement.

      D. Sellers desire to sell their respective interests in the Houston Galleria, the Westheimer Triangle and the South Alabama Development Property to Purchaser, and Purchaser desires to purchase such interests from Sellers, subject to and upon all the terms, covenants and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual undertakings in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

      SECTION 1.1. Definitions. Wherever used in this Agreement, the following terms shall have the meanings set forth in this Article I unless the context of this Agreement clearly requires another interpretation:

      "2700 Post Oak" means the office building project constructed on a portion of the GL Property described on Exhibit A-2, as more particularly shown on the Plot Plan.

      "Adjustment Point" shall have the meaning set forth in the introduction to Article VI.

      "Agreement re: Office Tower" means that agreement in the form attached hereto as Exhibit P.

      "Affiliate" of any specified person means any other person controlling, controlled by or under common control with such specified person. "Control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise, and the terms "controls," "controlling" and "controlled" have the meanings correlative to the foregoing.

      "Assignment and Assumption of Leases" has the meaning ascribed to such term in Section 5.02.

      "Assignment and Assumption of Lessee's Interest" has the meaning ascribed to such term in Section 5.02.

      "Assignment and Assumption of Operating Agreements" has the meaning ascribed to such term in Section 5.02.

      "Assignment and Assumption of Other Agreements" has the meaning ascribed to such term in Section 5.02.

      "Bankruptcy/Dissolution Event" means the occurrence of any of the following: (a) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (b) the appointment of a trustee or receiver of any property interest; (c) an assignment for the benefit of creditors; (d) an attachment, execution or other judicial seizure of a substantial property interest; (e) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (f) a dissolution or liquidation, death or incapacity.

      "Bill of Sale" has the meaning ascribed to such term in Section 5.02.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which national banking institutions in Houston, Texas are authorized or required to close.

      "Central Plant Agreement" means the Central Plant Agreement by and between GL and POAL dated ________, 1986.

      "Closing" means the closing of the sale of the Project by Sellers to Purchaser provided for in Article V.
      "Closing Date" means October 20, 1999; provided that such date may be extended until a later date not earlier than November 7, 1999 and not later than November 15, 1999 upon the request of Seller or Purchaser.

      "Caloudas Lease" means that Lease dated July 1, 1970, executed by and between Steve G. Caloudas and wife, Georgia D. Caloudas, Lessors and Post Oak Associates Limited, Lessee, filed for record under Clerk's File No.
E 296961, corrected and refiled under Clerk's File No. E 298374 of the Official Public Records of Real Property of Harris County, Texas. Said Lease being amended by instrument dated July 26, 1979, filed for record under Clerk's File No. G 198033 of the Official Public Records of Real Property of Harris County, Texas. Lessor's interest in said lease is now held by Post Oak Associates Limited by instrument dated as of July 15, 1998, filed under Clerk's File No. T170402 of the Official Public Records of Real Property of Harris County, Texas.

      "Contract re: Park Agreement and Driveway Cost Agreement" means that contract in the form attached hereto as Exhibit Y.

      "Currie Ground Lease" means that certain Lease dated May 1, 1966, executed by and between Mrs. Irma H. Currie and Jack T. Currie, Lessors and Post Oak Associates Limited, Lessee, recorded in Volume 2188, Page 466 of the Contract Records of Harris County, Texas, as amended by instrument dated August 12, 1997, filed for record under Clerk's File No. F 331616 of the Official Public Records of Real Property of Harris County, Texas. Lessee's interest in said Lease is now held by Galleria Limited by instrument filed under County Clerk's File No. E667870 of the Official Public Records of Real Property of Harris County, Texas. Lessor's interest in said Lease is now held by Galleria Limited by instruments filed under County Clerk's File No. K738920 & K738921 of the Official Public Records or Real Property of Harris County, Texas.

      "Delinquency Report" means the report of delinquency in Rents under Leases attached hereto as Exhibit N-2 and as updated for Closing pursuant to the terms hereof.

      "Deposit" has the meaning ascribed to such term in Section 3.03.

      "Designee" is defined in Section 5.01(b)(i).

      "Escrow Agent" means Charter Title Company, 700 Louisiana Street, Suite 3340, Houston, Texas 77002.

      "Excepted Items" means: (i) all items of personal property owned by the Managing Agent (including all personal property located in Suite 875 of the Galleria Financial Center other than that property listed as "Management Office Property" on Exhibit H), Tenants, subtenants, hotel operator, skating rink operator, independent contractors, business invitees and utilities; and (ii) subject to Article VI, all cash on hand, checks, money orders, prepaid postage in postage meters and accounts receivable.

      "Future Development Site" means that parcel of land owned by Associates containing 4.711 acres, more or less, as more particularly described at Exhibit A-7.
      "Galleria Financial Center" means the office building project constructed on a portion of the GL Property described on Exhibit A-2, as more particularly shown on the Plot Plan.

      "Galleria Hotel Leases" means (i) that certain Lease Agreement dated April 25, 1969, by and between GL (as the successor in interest to POAL), as landlord, and Westin, as tenant, as amended, and (ii) that certain Lease Agreement dated January 26, 1976, by and between GL (as the successor in interest to POAL), as landlord, and Westin, as tenant, as amended.

      "Galleria I" means a certain tract of land in Houston, Texas, owned by GL, containing 19.404 acres, more or less, as more particularly described on Exhibit A-2 and more particularly shown on the Plot Plan.

      "Galleria II" means a certain tract of land in Houston, Texas, owned by GL, containing 9.149 acres, more or less, as more particularly described on Exhibit A-2 and more particularly shown on the Plot Plan.

      "Galleria III" means a certain tract of land in Houston, Texas, owned by POAL, containing 9.451 acres, more or less, as more particularly described on Exhibit A-3 and more particularly shown on the Plot Plan.

      "Galleria Trademarks" are listed at Exhibit CC.

      "General Assignment" has the meaning ascribed to such term in
Section 5.02.

      "GL Loan" means the $159,999,999.00 mortgage loan to GL by Connecticut General Life Insurance Company, New York State Teachers' Retirement System and Principal Mutual Life Insurance Company evidenced by the GL Loan Documents.

      "GL Loan Documents" means the loan documents evidencing the GL Loan, as more particularly described on Exhibit D-1.

      "GL Property" means a certain tract of land in Houston, Texas, owned by GL, consisting of Galleria I and Galleria II and containing 28.553 acres, more or less, as more particularly described on Exhibit A-2 and more particularly shown on the Plot Plan, together with the portion of the Shopping Center Building constructed on Galleria I and Galleria II, Galleria Financial Center, 2700 Post Oak, Post Oak Tower, the Hotels and all other improvements constructed thereon and all other right, title and interest of GL with respect to the property described in this definition.

      "Governmental Authorities" means all agencies, bureaus, departments and officials of Federal, state, county, municipal and local governments and public authorities having jurisdiction over the Project or any part thereof.

      "Hazardous Materials" means (i) toxic wastes, hazardous materials, hazardous substances or other substances which are defined, prohibited or regulated by, or listed in, any Federal, state or local law or regulation addressing environmental protection or pollution control matters,
(ii) asbestos in friable condition or otherwise posing a threat to human health, (iii) polychlorinated biphenyls (PCBS) and (iv) oil, petroleum and their by-products.

      "HILP Amendment" means that amendment to the HILP Lease in the form attached hereto as Exhibit BB.

      "HILP Lease" means that Lease dated July 1, 1996 by GL, as landlord, and Managing Agent, as tenant, covering Suite 875 of Galleria Financial Center.

      "Hotel Company" means any corporation, partnership, trust or individual which, at the time of Closing, owns or controls not less than twenty (20) hotels, but expressly excluding any corporation, partnership, trust or individual which owns or controls twenty (20) or more hotels but whose primary business is the lending of money or investing on an equity basis in real estate projects as opposed to actively operating hotels or motels.

      "Hotels" means (i) the property commonly known as the Westin Oaks Hotel and (ii) the property commonly known as the Westin Galleria Hotel, each constructed on a portion of the GL Property and more particularly shown on the Plot Plan.

      "Houston Galleria" means the mixed use development in Houston, Texas known as the "Houston Galleria", bounded by Sage Road, West Alabama Road, Post Oak Boulevard and Westheimer Road and consisting of the GL Property and the POAL Property.

      "Impositions" means all real estate and personal property taxes, general and special assessments, water and sewer charges and rents, vault taxes, license fees and other fees and charges assessed or imposed by Governmental Authorities upon the Project and/or Personal Property.

      "Independent Contract Consideration" has the meaning ascribed to such term in Section 3.03(c).

      "Inspection Period" shall have the meaning set forth in Article XII.

      "Intangible Property" means all intangible property now or on the Closing Date owned by Sellers in connection with its ownership and operation of the Project, including without limitation, (i) all warranties and guarantees of manufacturers, suppliers and contractors, (ii) all permits and approvals of Governmental Authorities, and licenses and approvals of private utilities and others, required for or necessary to the operation and maintenance of the Project, (iii) all development rights relating to the Project, (iv) all Utility Capacity, (v) all cash security deposits held by any utility with respect to the Project (together with any interest accrued thereon), (vi) all site plans, surveys, plans or specifications and floor plans relating to the Project, (vii) all architectural and engineering plans (whether "as built" or design), (viii) all catalogues, booklets, manuals, files, logs, records, correspondence, tenant lists, tenant prospect lists, tenant histories, tenant files, brochures, materials and advertisements, (ix) the telephone exchange numbers used in connection with the Project listed at Exhibit Z attached hereto and (x) Sellers' financial and accounting records related to the Project. Notwithstanding the foregoing, Intangible Property shall exclude all financial and accounting records of Sellers' constituent partners, all Hines organization training manuals and all computer software used in connection with the Project.

      "knowledge" or "notice" when used in respect of Seller means, without independent investigation, the actual knowledge of or written notice received by Louis S. Sklar, Donald B. McCrory, Wai Cheng McKenzie, Lois Robinson and Cliff Gann.

      "Leases" means all leases, licenses, concessions and other forms of agreement, written or oral, however denominated, wherein any of the Sellers (as a party named therein or the successor thereto) grants to any party or parties, other than the Managing Agent, the right of use or occupancy of any portion of the Project, and all renewals, modifications, amendments and guaranties affecting the same, but expressly excluding the Operating Agreements and Other Agreements.

      "Leaseback Agreement" means that certain Lease dated April 4, 1973, executed by and between Associated Dry Goods Corporation, Lessor and Post Oak Associates Limited, Lessee, as evidenced by Short Form of Leaseback Agreement and Correction Short Form of Leasehold Leaseback Agreement recorded under Clerk's File Nos. E029348 and E081987, of the Official Public Records of Real Property of Harris County, Texas. Lessee's interest in said Lease assigned by Post Oak Associates Limited to Galleria Limited by Confirmation and Ratification Agreement dated July 1, 1997 by and between Galleria Limited and Post Oak Associates Limited. (Affecting a
1.666 portion of Galleria II.)

      "Legal Requirements" means all statutes, laws, ordinances, rules, regulations, executive orders and requirements of all Governmental Authorities which are applicable to the Project or any part thereof or the use or manner of use thereof, or to the owners, Tenants or occupants thereof in connection with such ownership, occupancy or use.

      "Lord & Taylor" means The May Department Stores Company (successor by merger to Associated Dry Goods Corporation).

      "Lord & Taylor Ground Lease" means that certain Lease dated April 4, 1973, executed by and between Post Oak Associates Limited, Lessor and Phase II North Limited, Lessee, as evidenced by Short Form Ground Lease and Correction Short Form Ground Lease recorded under Clerk's File Nos. E029346 and E081985, of the Official Public Records of Real Property of Harris County, Texas. Lessee's interest in said Lease was assigned to Post Oak Associates Limited by Assignment filed under County Clerk's File No. E123832 of the Official Public Records of Real Property of Harris County, Texas. Lessee's interest in said Lease further assigned by Post Oak Associates Limited to Galleria Limited by Confirmation and Ratification Agreement dated July 1, 1997 by and between Galleria Limited and Post Oak Associates Limited. Lessor's interest in said Lease is now held by Galleria Limited by instrument filed under County Clerk's File No. E667870 of the Official Public Records of Real Property of Harris County, Texas. (Affecting a 1.666 acre portion of Galleria II.)

      "Lord & Taylor Lease" means the lease between GL, as landlord, and Lord & Taylor, as tenant, dated April 4, 1973, as amended.
      "Losses" shall have the meaning set forth in Section 11.01.

      "Macy's" means Macy's Texas, Inc.

      "Macy's Lease" means the lease between POAL, as landlord, and Macy's, as tenant, dated November 28, 1984, as amended.

      "Major Tenant" means (i) Macy's as to the Macy's Lease, Neiman Marcus as to the Neiman Marcus Lease, Lord & Taylor as to the Lord & Taylor Lease and Saks as to the Saks Lease, (ii) any other retail Tenant in the Shopping Center Building or the WT Property leasing an amount of space in excess of 10,000 square feet of contiguous net rentable area, and (iii) any Tenant in Galleria Financial Center, Post Oak Tower or 2700 Post Oak leasing an amount of space in excess of the lesser of (x) one full floor or more or
(y) 15,000 square feet of net rentable area.

      "Mall Entertainment" means Mall Entertainment Limited Partnership, a Texas limited partnership (successor in interest to Mall Entertainment, Inc.)

      "Mall Entertainment Lease" is defined at Section 5.02(y).

      "Mall Entertainment Management Agreement" means that Management Agreement dated January 1, 1992 by and between GL and Mall Entertainment for the management of the ice skating rink in the Shopping Center Building.


      "Management Agreements" means those certain Management Agreements for separate portions of the Project set forth in Exhibit K-1.

      "Managing Agent" means Hines Interests Limited Partnership, a Delaware limited partnership.

      "Neiman Marcus" means The Neiman-Marcus Group, Inc., a Delaware corporation.

      "Neiman Marcus Lease" means the lease between GL, as landlord, and Neiman Marcus, as tenant, dated January 27, 1969, as amended.

      "Northwest Development Property" means the surface parking lot located on the northwest corner of the POAL Property, as shown at Exhibit A-6.

      "Operating Agreements" means the REA, and the other agreements with respect to operation of the Project, as identified in Exhibit K-2, to which one or more Sellers is a party.

      "Other Agreements" means all contracts and agreements relating to the Project, as identified in Exhibit K-3, to which any Seller (or its predecessor in interest) shall be, at Closing, a party and by which any Seller is bound and which Purchaser is obligated to assume hereunder, other than the Operating Agreements and Leases. Exhibit K-3 also includes the contracts of Mall Entertainment; however if the Mall Entertainment Lease is executed at Closing, such contracts will not be assigned to Purchaser at Closing.

      "Owner Title Commitment" means those certain commitments for title insurance issued by the Title Agent on behalf of the Title Company, effective September 6, 1999, covering all real property interests included as part of the Project, copies of which are attached hereto as Exhibit B.

      "PP Permitted Encumbrances" means the encumbrances of the Personal Property more particularly described in Exhibit G.

      "Personal Property" means all apparatus, machinery, devices, appurtenances, equipment, furniture, furnishings and other items of personal property (other than the Excepted Items) owned by any of the Sellers and located at and used in connection with the ownership, operation or maintenance of the portion of the Project owned by each such Seller, and shall include the items listed in Exhibit H. Personal Property also includes certain items of personal property owned by Setec and listed on Exhibit H (but does not include any other personal property of Setec).

      "Plot Plan" means the plan of the Project attached hereto as Exhibit A-1.

      "POAL Loan" means that $25,000,000 loan to POAL from Teacher Retirement System of Texas evidenced by the POAL Loan Documents.

      "POAL Loan Documents" means the loan documents evidencing the POAL Loan, as more particularly described on Exhibit D-2.

      "POAL Property" means a certain tract of land in Houston, Texas, owned by POAL, consisting of Galleria III and containing 9.451 acres, more or less, as more particularly described on Exhibit A-3 and more particularly shown on the Plot Plan, together with the portion of the Shopping Center Building constructed on Galleria III and all other improvements constructed thereon and all right, title and interest of POAL with respect to the property described in this definition.

      "Post Oak Tower" means the office building constructed on a portion of the GL Property described on Exhibit A-2 and more particularly shown on the Plot Plan.

      "Project" means the Houston Galleria, the WT Property and the South Alabama Development Property.

      "RP Permitted Encumbrances" means, as to the GL Property, the POAL Property, the WT Property and the South Alabama Development Property, the standard printed exceptions (other than those that relate to mortgagee, as opposed to owner's title policies) and the exceptions on Schedule B of the Owner Title Commitment burdening the portion of the Project in question, subject to satisfaction of the Title and Survey Matters.

      "REA" means that certain Declaration of Reciprocal Easements dated September 24, 1973, by and between Post Oak Associates Limited and New England Mutual Life Insurance Company filed for record under Clerk's File No. 3992916 of the Official Public Records of Real Property of Harris County, Texas; ratified by agreement dated March 28, 1974, filed for record under County Clerk's File No. E274627; and Supplemental Declaration of Reciprocal Easements dated June 15, 1979, executed by Galleria Limited and Post Oak Associates Limited, filed for record under Clerk's File No. G349516 of the Official Public Records of Real Property of Harris County, Texas; as corrected by that certain Correction to Supplemental Declaration of Reciprocal Easements dated as of July 1,1997, by and between Galleria Limited and Post Oak Associates Limited, joined in by Transco Tower Limited and Post Oak Associates III Limited, filed under Clerk's File No. S521150 of the Official Public Records of Real Property of Harris County, Texas; and as amended by that certain Amendment to Supplemental Declaration of Reciprocal Easements dated as of July 1, 1997 filed under Clerk's File No. S521151 of the Official Public Records of Real Property of Harris County, Texas.

      "Rent Roll" means the rent roll attached hereto as Exhibit N-1 and as updated for Closing pursuant to the terms hereof.

      "Rents" means all fixed, minimum, additional, percentage, overage and escalation rents, common area and/or mall maintenance charges, advertising and promotional charges, insurance charges, rubbish removal charges, sprinkler charges, shoppers aid charges, water charges, utility charges, HVAC charges and other amounts payable under the Leases or the Operating Agreements.

      "Saks" means Saks Fifth Avenue of Texas Inc., a Delaware corporation.

      "Saks Lease" means the lease between POAL, as landlord, and Saks (as successor in interest to Marshall Field & Company), as tenant, dated September 1, 1978, as amended.

      "Seller Estoppel" shall have the meaning specified in subsection
5.02.

      "Setec" means Setec Protection Service, Inc.

      "Setec Leases" mean that (i) Lease Agreement dated December 19, 1989 between GL and Setec, as amended by that First Amendment dated May 23, 1995, covering approximately 3,091 s.f. of net rentable area on level 6W in the Galleria Financial Center and (ii) that Lease Agreement dated May 8, 1998 between GL and Setec covering the Cencomm Center.

      "Shopping Center Building" means the retail portion of the Houston Galleria, together with adjacent surface and structured parking, a portion of which is located on and a part of the GL Property and a portion of which is located on and a part of the POAL Property.

      "Skybridge Agreement" means that certain Skybridge Agreement, dated September 22, 1981 by and between Post Oak/Alabama Partnership, Tower Limited and GL, recorded under Harris County Clark's File No. H211093.

      "Skybridge Ordinance" means that certain City of Houston Ordinance 81-2289 (passed on November 12, 1981) granting the right, privilege, license and permission to construct and maintain a pedestrian bridge across West Alabama Street between South Post Oak and Sage Roads, connecting the Transco Tower/Galleria Parking Garage to the Transco II Parking Garage.

      "Special Warranty Deed" has the meaning ascribed to such term in
Section 5.02.

      "South Alabama Development Property" means a certain tract of land in Houston, Texas consisting of (i) a parcel owned by Associates containing
7.3208 acres (which includes the Future Development Site), more or less, as more particularly described on Exhibit A-5, (ii) a parcel owned by Hines Group II containing 4.194 acres, more or less, as more particularly described on Exhibit A-5, and (iii) a parcel owned by Hines Group II containing 2.901 acres, more or less, as more particularly described on Exhibit A-5 , together with any improvements constructed thereon and all right, title and interest of Associates and Hines Group II with respect to the property described in this definition.

      "Substantial Portion" has the meaning ascribed to such term in
Section 7.01.

      "Substantial Loss or Damage" has the meaning ascribed to such term in
Section 7.02.

      "Surviving Covenants" means any covenant contained in this Agreement that by its terms survives the Closing.

      "Tenants" means the tenants, licensees, concessionaires or other users or occupants under Leases.

      "Tenant Notices" shall have the meaning specified in subsection
5.02(i).

      "Title Agent" means Charter Title Company as agent for the Title
Company.

      "Title Company" means Chicago Title Insurance Company.

      "Title and Survey Matters" means that list of title and survey matters set forth at Exhibit T.

      "Trademark and Service Mark Assignment" means that Trademark and Service Mark Assignment by Galleria, Inc. to Purchaser or its designee, in a form agreed upon by the parties hereto (and which the parties shall use good faith efforts to agree upon before October 1, 1999, and which shall provide for, among other things, the assignment of all ongoing litigation relating to the use of the Galleria Trademarks in Houston and Galleria Inc.'s obligation to pay all legal fees accruing prior to the Closing
Date).

      "Utility Capacity" shall mean all present and future use, if any, of wastewater treatment capacity, drainage capacity, water and water capacity or other utility facilities relating to the Project, and all reservations of, commitments for, and letters covering any such use, whether or not the same are being currently used to the fullest extent available.

      "Violations" means violations of Legal Requirements existing with respect to the Project or any portion thereof.

      "Westin" means Post Oak Westin Hotel Company, a Delaware corporation (formerly known as Post Oak Western Hotels, Incorporated).

      "WT Lease" means that Lease dated August 1, 1964, executed by and between Anne Wilson Krausse, Individually and as Trustee under the Will of Wm. H. Wilson, Lessor, and Charles C. Barnum, Albert L. Walters, Jr. and Jack H. Fields, Lessee, recorded in Volume 1807, Page 371 of the Contract Records of Harris County, Texas. Said lease assigned by instruments filed for record under County Clerk's File No(s). E667870 and K095016 of the Official Public Records of Real Property of Harris County, Texas.

      "WT Loan" means that $1,125,000 loan to GDHI and GL by Berkshire Life Insurance Company evidenced by the WT Loan Documents.

      "WT Loan Documents" means the loan documents evidencing the WT Loan, as more particularly described on Exhibit D-3.

      "WT Property" means a leasehold interest existing pursuant to the WT Lease covering a certain tract of land in Houston, Texas commonly known as the "Westheimer Triangle", a fifty percent (50%) undivided interest in which leasehold is owned by GL and a fifty percent (50%) undivided interest in which leasehold is owned by GDHI, containing 3.799 acres, more or less, as more particularly described at Exhibit A-4, together with the retail center and all other improvements constructed thereon and all right, title and interest of GL and GDHI with respect to the interest described in this definition.

      "Zoopa Termination Agreement" means the First Amendment of Lease attached hereto as Exhibit DD.

      SECTION 1.2. Definitions Generally. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and including" shall be deemed to be followed by the phrase "without limitation" when such phrase does not otherwise appear. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. The article and section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All article, section, paragraph, clause, exhibit or schedule references not attributed to a particular document shall be references to such parts of this Agreement.


                                  ARTICLE II

                        AGREEMENT TO SELL AND PURCHASE
                        ------------------------------

      SECTION 2.1. The Project. Upon and subject to the terms and conditions of this Agreement, GL, POAL, GDHI, Associates and Hines Group II agree to sell and convey all of their respective right, title and interest in and to the GL Property, the POAL Property, the WT Property and the South Alabama Development Property, including without limitation, all right, title and interest in the Personal Property and the Intangible Property, to Purchaser and Purchaser agrees to purchase all of GL's, POAL's, GDHI's, Associates' and Hines Group II's respective right, title and interest in and to the GL Property, the POAL Property, the WT Property and the South Alabama Development Property, including without limitation, all right, title and interest in the Personal Property and the Intangible Property. Sellers shall convey and Purchaser shall accept fee simple title (or the lessee's interest under leases, as the case may be) to Sellers' respective portions of the Project in accordance with the terms of this Agreement, subject to the RP Permitted Encumbrances. Sellers shall convey and Purchaser shall accept all right, title and interest of Sellers in and to the Personal Property, subject to the PP Permitted Encumbrances.


                                  ARTICLE III

                      PURCHASE PRICE, DEPOSITS AND ESCROW
                      -----------------------------------

      SECTION 3.1. Aggregate Purchase Price. The aggregate purchase price which the Purchaser agrees to pay and Sellers agree to accept for the Project shall be the sum of FIVE HUNDRED TWENTY-SIX MILLION FOUR HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 Dollars ($526,475,000.00) (hereinafter referred to as the "Purchase Price"). The Purchase Price is inclusive of a $6,000,000 purchase price for the assignment of the rights to the Galleria Trademarks.

      SECTION 3.2.  INTENTIONALLY OMITTED.

      SECTION 3.3. Payment. Payment of the Purchase Price is to be made in cash as follows:

            (a) Not later than two (2) business days following the execution of this Agreement, Purchaser shall make an earnest money deposit of Five Million Dollars ($5,000,000.00) (the "Deposit").

            (b) The Deposit shall be placed with and shall be held in escrow by Escrow Agent, in immediately available funds, in an interest-bearing account or an investment account at Chase Bank of Texas, National Association as directed by Purchaser. Any interest earned by the Deposit shall be considered as part of the Deposit. Except as otherwise provided in this Agreement, the Deposit will be applied to the Purchase Price at Closing. If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Deposit, the Escrow Agent shall deliver written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the delivery of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Purchaser or a final judgment of a court or arbitration.

            (c) Prior to or contemporaneous with the execution hereof by Purchaser and Sellers, Purchaser has paid to Sellers One Hundred and No/100 Dollars ($100.00) (the "Independent Contract Consideration"), which amount Sellers and Purchaser bargained for and agreed to as consideration for Sellers' execution and delivery of this Agreement. The Independent Contract Consideration is non-refundable and in addition to any other payment or deposit required by this Agreement, and Sellers shall retain the Independent Contract Consideration notwithstanding any other provision of this Agreement to the contrary.

            (d) At Closing, Purchaser shall pay (directly or through the Title Agent) to each of the Sellers its share of the Purchase Price, less the amount of the Deposit which shall be applied thereto and subject to adjustment for the prorations as provided herein, to a bank account designated by each of the Sellers via wire transfer in immediately available funds.

            (e) At Closing, the GL Loan shall be repaid and Purchaser shall be obligated to pay any prepayment fee required under the GL Loan Documents. At Closing, the POAL Loan and the WT Loan shall also be repaid, and Purchaser and Seller shall each bear one-half of any prepayment fee payable under the POAL Loan Documents and WT Loan Documents, respectively.

            (g) Upon the repayment of the GL Loan at Closing, GL shall terminate the Currie Ground Lease. Upon the repayment of the POAL Loan at Closing, POAL shall terminate the Caloudas Lease. In each case, the applicable Lease will be removed as an RP Permitted Encumbrance.

      SECTION 3.4. Copies of Agreement. In addition to the Deposit, Purchaser shall deposit five (5) fully executed copies of this Agreement with the Escrow Agent immediately after both parties have executed it. The Escrow Agent shall retain one copy of this Agreement and deliver two copies hereof to each of Sellers and Purchaser.

      SECTION 3.5. Liability of Escrow Agent. The parties acknowledge that (i) Escrow Agent is acting solely as a stakeholder at their request and for their convenience, (ii) Escrow Agent shall not be deemed to be the agent of either of the parties and (iii) Escrow Agent shall have no liability to any party on account of its failure to disburse the Deposit (beyond disbursing the Deposit, including any earnings thereon, in accordance with the terms of this Agreement, as directed by the parties hereto or as directly a court of competent jurisdiction). As between Escrow Agent on the one hand, and Sellers and Purchaser on the other hand, Sellers and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or permitted by Escrow Agent in disregard of this Agreement or involving bad faith or negligence on the part of the Escrow Agent. As between Sellers and Purchaser, the prevailing party in any dispute concerning the Deposit shall be indemnified and held harmless from payments due to the Escrow Agent under the preceding sentence.


                                  ARTICLE IV

                               FAILURE TO CLOSE
                               ----------------

      SECTION 4.1.  Purchaser's Default.

            (a) If Sellers have complied with all of the covenants and conditions contained herein in all material respects and Purchaser fails to consummate this Agreement and take title by reason of a default on Purchaser's part, which default has not been cured within five (5) business days after the date of written notice of default from Sellers to Purchaser (which notice describes such default), then Sellers, as their sole and exclusive remedy, may terminate this Agreement and retain the Deposit as liquidated damages; and after payment of the Deposit to Seller, neither party shall have any further rights or obligations with respect to the other under this Agreement, except for the Surviving Covenants. In the event such notice of default is given to Purchaser within five (5) business days of the scheduled Closing Date, then the Closing Date shall be extended to the date that is five (5) business days after the giving of such notice of default.

            (b) If the Closing occurs and thereafter (i) Purchaser is in default in the payment of any monetary obligation hereunder which continues for more than ten (10) days or (ii) is in default in the performance of any other obligation hereunder which continues for more than forty-five (45) days, then Sellers may seek damages (but excluding consequential and punitive damages) from Purchaser.

      SECTION 4.2.  Sellers' Default.

            (a) In the event that Purchaser has complied with all of the covenants and conditions contained herein in all material respects and is ready, willing and able to close in accordance with this Agreement, and Seller defaults in performance of its obligations in any material respect hereunder and fails to consummate this Agreement, then Purchaser may, as its sole and exclusive remedy, either (i) obtain specific performance of this Agreement or (ii) terminate this Agreement, in which event Purchaser shall be entitled to a return of the Deposit (together with any interest earned thereon) and to recover from Sellers the amount of its out-of-pocket third-party costs incurred in connection with this Agreement up to a maximum of $1,000,000.00. Subject to the preceding sentence, Purchaser hereby waives any right to sue any Seller for damages (including consequential and punitive damages) for any default by Sellers hereunder. If the Closing occurs, such waiver shall not apply to damages (but excluding consequential and punitive damages) to which Purchaser may be entitled hereunder by reason of any breach by any Seller of any of the warranties, representations or covenants hereunder which survive the Closing, the remedies therefor being set forth in Section 10.07 and Section 11.01.

            (b) Notwithstanding anything to the contrary contained herein, the inability of Sellers to obtain and deliver to Purchaser at Closing the items described in Section 5.02(j) (excluding Seller Estoppels) and 5.02(v) shall not constitute a default of Sellers under this Agreement, but shall be a condition precedent to Purchaser's obligations to perform its undertakings as provided herein.

      SECTION 4.3. Survival. The provisions of this Article IV shall be Surviving Covenants.


                                   ARTICLE V

                         CLOSING AND TRANSFER OF TITLE
                         -----------------------------

      SECTION 5.1.  Closing.

            (a) The parties hereto agree to conduct the Closing at 11:00 a.m. Houston, Texas time on the Closing Date at the offices of Baker & Botts, L.L.P. in Houston, Texas. Time shall be of the essence with respect to the Closing Date, and this Agreement shall terminate if for any reason the Closing does not occur on the Closing Date, unless otherwise extended by the mutual agreement of Sellers and Purchaser.

            (b) At Closing, the properties to be conveyed hereunder shall be transferred to the entities comprising Purchaser, as follows:

                  (i) The GL Property and the POAL Property (excluding the Northwest Development Property) shall be conveyed to a partnership consisting solely of Walton and Urban ("Designee") and designated by Walton and HG Shopping Centers, L.P. to take title to the GL Property and the POAL Property (excluding the Northwest Development Property) on their behalf. The appointment of the Designee shall be made in writing and delivered to Sellers by Walton and HG Shopping Centers, L.P. at least ten (10) Business Days prior to Closing. Notwithstanding the appointment of such Designee, Walton and HG Shopping Centers, L.P. shall retain all of their respective rights and obligations, whether pre-Closing or post-Closing, under this Agreement. Designee shall also be required to make the representations and warranties set forth in Section 10.02A in a certificate delivered to Sellers at Closing.

                  (ii) The Northwest Development Property shall be conveyed to HG Shopping Centers, L.P. at Closing.

                  (iii) The South Alabama Development Property shall be conveyed to South Alabama Development, L.P. at Closing.

                  (iv) The WT Property shall be conveyed to HG Shopping Centers, L.P. at Closing.

      SECTION 5.2. Closing Procedure. Each of the Sellers specified below shall execute and deliver or cause to be delivered to Purchaser on or before the Closing the document specified below to be delivered or caused to be delivered by each of such Sellers:

            (a) Deed. Each of GL, POAL, Associates and Hines Group II, as to the portion of the Project owned by each: a Special Warranty Deed, in the form attached hereto as Exhibit E (except that the Future Development Site shall be conveyed by deed in the form attached hereto as Exhibit E-1), dated as of the Closing Date, proper for recording, conveying the respective interest of each of the Sellers in and to the Project to the appropriate Purchaser (as provided in Section 5.01(b)), subject, however, to the RP Permitted Encumbrances encumbering such portion of the Project;

            (b) Bill of Sale. Each of GL, POAL, GDHI, Associates and Hines Group II, as to the portion of the Project owned by each: a Bill of Sale in the form attached hereto as Exhibit F, dated as of the Closing Date transferring the Personal Property to the appropriate Purchaser (as provided in Section 5.01(b)), which bill of sale shall contain no warranties, express or implied, by Sellers except that Sellers own the Personal Property transferred thereby, free and clear of all liens or encumbrances;

            (c) Assignment and Assumption of Leases. Each of GL, POAL and GDHI, as to the portion of the Project owned by each: an Assignment and Assumption of Leases in the form attached hereto as Exhibit I-1, dated as of the Closing Date, assigning all of the Sellers' right, title and interest as landlord in and to any Leases of their respective portions of the Project;

            (d) Assignment and Assumption of Lessee's Interest. Each of GL and GDHI, as to the lessee's interests held by each: an Assignment and Assumption of Lessee's Interest in the form attached hereto as Exhibit I-2, dated the Closing Date, assigning (i) the Lord and Taylor Ground Lease and the Leaseback Agreement; and (ii) all of GL's and GDHI's interests as lessee in the WT Lease.

            (e) Assignment and Assumption of Operating Agreements. Each of GL, POAL, GDHI, Associates and Hines Group II, as to the portion of the Project owned by each: an Assignment and Assumption of Operating Agreements in the form attached hereto as Exhibit J-1, dated as of the Closing Date, assigning all of Sellers' right, title and interest in, to and under the Operating Agreements;

            (f) Assignment and Assumption of Other Agreements. Each of GL, POAL, GDHI, Associates and Hines Group II, as to the portion of the Project owned by each: an Assignment and Assumption of Other Agreements in the form attached hereto as Exhibit J-2, dated as of the Closing Date, assigning to the appropriate Purchaser (as provided in Section 5.01(b)) all of Sellers' right, title and interest in, to and under the Other Agreements and the items on Exhibit G with respect to their respective portions of the project (and if the Mall Entertainment Lease is not executed at Closing, GL shall cause Mall Entertainment to execute the Assignment and Assumption of Other Agreements with respect to the agreements to which it is a party);

            (g) General Assignment. Each of GL, POAL, GDHI, Associates and Hines Group II, as to the portion of the Project owned by each: a "General Assignment" in the form annexed hereto as Exhibit J-3, dated as of the Closing Date, of all of Sellers' right, title and interest in and to, to the extent assignable, the Intangible Property;

            (h) Tenant Notices. Each of GL, POAL and GDHI, as to the portion of the Project owned by each: Tenant notification agreements (the "Tenant Notices") in the form attached hereto as Exhibit W, dated as of the Closing Date, executed by Sellers, and complying with applicable statutes in order to relieve Sellers of liability for tenant security deposits (provided the security deposits are paid or otherwise transferred to Purchaser), notifying the Tenants that the Project has been sold to Purchaser and directing the Tenants to pay future rentals to Purchaser (or Purchaser's designated agent);

            (i) Owner Title Policy. Each of the Sellers: a form T-1 owner's policy of title insurance issued by the Title Company with respect to the Project, dated as of the Closing Date in the amount of the Purchase Price, showing fee simple title or an insured leasehold or easement interest, as the case may be, to the Project to be vested in each of the Purchasers (or, at Purchaser's election, the premium for the owner's policy can be applied toward a policy issued in connection with a condominium association created by Purchaser if a declaration providing therefor is filed simultaneously with the transfer of title, but in no event shall Sellers be obligated or responsible for any documents which may be required in connection with the creation of said condominium association), subject to the RP Permitted Encumbrances, the Contract re: Park Agreement and Driveway Cost Agreement and any other closing documents provided for herein which encumber the Project and containing the following deletions and revisions: (i) deletion of the arbitration provision; (ii) if Purchaser pays the premium therefor as provided in Article XV hereof, revision of the standard survey exception to read "shortages in area" only; (iii) revision of the standard rights of tenants in possession exception to include "as tenants only under unrecorded leases, none of which contain any options to purchase or rights of first option or first refusal;" (iv) revision of the standard exception relating to standby fees, taxes and assessments for the current and subsequent years and prior years to eliminate any such taxes "for prior years." In addition, if mineral rights were reserved, then endorsements against damage to the Property or improvements as a result of the exercise of any right of access must be included.

            (j) Tenant Estoppels. Each of GL, POAL and GDHI, as to the portions of the Project owned by each: tenant estoppel certificates as described below which shall be dated not more than forty-five (45) days prior to the Closing Date:

                  (i) tenant estoppel certificates executed by each Major Tenant (A) in the appropriate form attached hereto as Exhibit M-1 (as to retail tenants in the Project), or M-2 (as to office tenants in the Project) or (B) in the form and/or with the substance provided for in the Lease; plus

                  (ii) tenant estoppel certificates executed by at least 75% of the retail Tenants (by gross leasable area) having greater than 5,000 and fewer than 10,000 square feet of gross leasable area in the Shopping Center Building or the WT Property (A) in the form attached hereto as Exhibit M-1 or (B) in the form and/or with the substance provided for in the Lease; plus

                  (iii) tenant estoppel certificates from 75% of the remaining retail tenants (i.e., those with fewer than 5,000 square feet) in the Shopping Center Building and the WT Property (by gross leasable area) and 75% of the remaining office tenants (by net rentable area), such certificates to be (A) in the appropriate form attached hereto as Exhibit M-1 or M-2 (as the case may be) or (B) in the form and/or with the substance provided for in the Lease, provided that to the extent that a tenant described in this paragraph (iii) fails to provide the estoppel certificate required to be delivered hereunder, the applicable Seller may, at its election, deliver an estoppel certificate from Seller certifying the substance of the matters set forth (A) in the form attached hereto as Exhibit M-1 or M-2, as the case may be or (B) in the form and/or with the substance provided for in the Lease (the "Seller Estoppel") except that Seller shall only have the right to deliver Seller Estoppels for up to 15% of such remaining retail and office tenants (by gross leasable area as to retail tenants and by net rentable area as to other tenants); plus

                  (iv) a tenant estoppel certificate from Westin in the form attached hereto as Exhibit M-3, provided that if such estoppel certificate is not delivered, Seller shall deliver a Seller Estoppel with respect thereto in the form attached as Exhibit M-4 updated to the Closing Date. .

      Notwithstanding anything to the contrary contained herein, the certification by (i) a retail tenant of the matters set forth in paragraph15 (audit rights) and/or paragraph 18 (hazardous materials) of the form set forth at Exhibit M-1 or (ii) an office tenant of the matters set forth in paragraph 12 (audit rights) of the form set forth at Exhibit M-2 shall not be a condition to Purchaser's obligations to close hereunder, nor shall it constitute a default by Sellers hereunder.

      The term "Tenants", as used in this Section 5.02(j), shall not include licensees under license or concession agreements which have fixed terms of less than six (6) months or tenants under storage agreements. Any limitations on the amount of liability of Sellers contained in this Agreement shall not apply to claims or rights against Sellers under or based upon any Seller Estoppel (the objective being that no limitation of liability should apply to a Seller Estoppel that would not have applied if the same estoppel certificate had been received by Purchaser from the applicable tenant).

            (k) Rent Roll and Delinquency Report. Each of GL, POAL and GDHI, as to the portion of the Project owned by each: an updated Rent Roll and Delinquency Report, in the forms of Exhibits N-1 and N-2, respectively, dated within five (5) business days of the date of the Closing;

            (l) Project Documents. Each of GL, POAL, GDHI, Associates and Hines Group II, as to the portions of the Project owned by each such party: to the extent in Sellers' possession, the originals of all Leases, record construction plans and specifications, Operating Agreements, Other Agreements, all engineering and maintenance records related to the Project and all licenses, permits and certificates of occupancy for the Project;

            (m) FIRPTA Affidavit. Each Seller: an affidavit that such Seller is not a "foreign person" in the form attached as Exhibit L;

            (n) Keys. Each of GL, POAL, GDHI, Associates and Hines Group II, as to the portion of the Project owned by each: all keys for all locks in the Project;

            (o) Terminations. Each Seller as to the portion of the Project owned by each such party: evidence of termination of the Management Agreements, the Central Plant Agreement, the Mall Entertainment Management Agreement (if the Mall Entertainment Lease is executed), the Currie Lease and the Caloudas Lease, and all other agreements encumbering the Project other than the Leases, the Operating Agreements and the Other Agreements;

            (p) Closing Statement. Each Seller as to the portion of the Project owned by each such party: an executed original of the closing statement in form and substance mutually agreeable to each such Seller and Purchaser;

            (q) Certificate as to Representations and Warranties. Each Seller as to the portion of the Project owned by each such party: a certificate ("Closing Certificate") certifying to Purchaser that, subject to Sections 10.06 and 10.07, the representations and warranties of such Seller set forth in Section 10.01 hereof are true and correct in all material respects as of the Closing Date as if made on such date;

            (r) Trademark and Service Mark Assignment: GL shall cause Galleria, Inc. to execute the Trademark and Service Mark Assignment;

            (s) Agreement: re: Office Tower: GL shall execute the Agreement re: Office Tower and shall cause Managing Agent or an affiliate thereof, in either case having a net worth reasonably satisfactory to Walton, to join the Agreement re: Office Tower;

            (t) Notice of Restrictions: Each Seller: a notice to Purchaser in compliance with City of Houston Ordinance No. 80-1312, which lists the restrictions on the Project and the rights of the City of Houston to enforce such restrictions;

            (u) Utility Capacity. Hines Group II and Associates: a "Wastewater Capacity Reservation Transfer Authorization Form" in the form promulgated by the City of Houston, Texas for the Future Development Site and the 2.901 acre tract of land owned by Hines Group II. Purchaser and Sellers agree that if the capacity for the South Alabama Development Property is combined with any property adjacent thereto, the capacity shall be allocated among the properties in proportion to the acreage of each;

            (v) Skybridge Ordinance. GL shall obtain (i) City Council ratification or approval of its assignment of the Skybridge Ordinance to Purchaser (as well as any prior assignment to Seller), (ii) an estoppel certificate from the appropriate department of the City of Houston, in form reasonably satisfactory to Purchaser, confirming that all obligations under the Skybridge Ordinance have been met and that there is no default thereunder and (iii) an estoppel certificate from Transco Tower Limited certifying that, to its knowledge, there is no default by GL under the Skybridge Agreement;

            (w)   HILP Lease.  GL:  the HILP Amendment;

            (x) Contract re: Park Agreement and Driveway Cost Agreement. Associates shall execute the Contract re: Park Agreement and Driveway Cost Agreement and shall cause Managing Agent or an entity affiliated with Managing Agent, in either case having a net worth reasonably satisfactory to Urban, to join the Contract re: Park Agreement and Driveway Cost Agreement;

            (y) Mall Entertainment Lease. GL shall cause Mall Entertainment to execute a lease covering the ice rink, in a form satisfactory to HG Shopping Centers, L.P. and Sellers (the "Mall Entertainment Lease"); provided that if a mutually satisfactory form of Mall Entertainment Lease is not agreed upon by the parties prior to Closing, Purchaser and Sellers agree that Mall Entertainment shall continue to manage the ice skating rink pursuant to the terms of the Mall Entertainment Management Agreement on a month-to-month basis (and, if necessary, GL shall cause the Mall Entertainment Management Agreement to be amended accordingly);

            (z) Setec Lease Amendments. GL shall cause Setec to execute the Setec Lease Amendments, in a form reasonably acceptable to Purchaser and Sellers, providing that the Setec Leases shall terminate if and when Setec is no longer providing security services to the Houston Galleria; and

            (aa) an estoppel letter from the lessor under the WT Lease certifying that there is no default by Sellers under the WT Lease.

      SECTION 5.3. Purchaser's Performance. At the Closing, Purchaser will cause the Purchase Price to be paid to Sellers, will execute and deliver to each appropriate Seller the Assignment and Assumption of Leases, the Assignment and Assumption of Lessee's Interest, the Assignment and Assumption of Other Agreements, the Assignment and Assumption of Operating Agreements, the Bill of Sale, the Trademark and Service Mark Assignment, the Contract re: Park Agreement and Driveway Cost Agreement, the HILP Amendment, the Agreement re: Office Tower, the Setec Lease Amendments, the Mall Entertainment Lease (if applicable), the closing statement and the certificate described in the last sentence of Section 10.04. It is a condition to Purchaser's obligations hereunder that on the Closing Date all of Sellers' representations and warranties shall be true and correct in all material respects.

      SECTION 5.4. Evidence of Authority: Miscellaneous. Sellers and Purchaser will deliver to the Title Company and each other such evidence or documents as may reasonably be required by the Title Company or either party hereto evidencing the power and authority of Sellers and Purchaser and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required hereunder in connection with the sale of the Project. Sellers and Purchaser will execute and deliver such other documents as are reasonably required to effect the intent of this Agreement.

      SECTION 5.05.  Conditions to Closing

            (a) Seller's Conditions to Closing. In addition to the conditions provided in other provisions of this Agreement, Seller's obligations to perform its undertakings provided in this Agreement (including its obligation to sell the Project) are conditioned on the following:

                  (i) Performance by Purchaser. The due performance by Purchaser of each and every undertaking and agreement to be performed by it hereunder in all material respects (including, without limitation, the delivery to Seller of the items specified to be delivered by Purchaser in
Section 5.03 hereof) and the truth of each representation and warranty made by Purchaser in this Agreement in all material respects at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date.

                  (ii) No Bankruptcy or Dissolution. That at no time on or before the Closing Date shall any Bankruptcy/Dissolution Event have occurred with respect to Purchaser, and if Purchaser is a partnership, any general partners of Purchaser.

                  (iii) Title and Survey Matters. The resolution of all Title and Survey Matters to the satisfaction of Seller.

            (b) Purchaser's Conditions to Closing. In addition to the conditions provided in other provisions of this Agreement, Purchaser's obligations to perform its undertakings provided in this Agreement (including its obligation to purchase the Project) are conditioned on the following:

                  (i) Performance by Seller. The due performance by Seller of each and every undertaking and agreement to be performed by it hereunder in all material respects (including, without limitation, the delivery to Purchaser of the items specified to be delivered by Seller in
Section 5.02 hereof), and the truth of each representation and warranty made by Seller in this Agreement in all material respects at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date. Without limitation on the foregoing, there shall be no material defaults or exceptions noted in the Closing Certificate.

                  (ii) No Bankruptcy or Dissolution. That at no time on or before the Closing Date shall a Bankruptcy/Dissolution Event have occurred with respect to Seller or any of the general partners of Seller.

                  (iii) Estoppels. Purchaser shall have received, at least five (5) business days prior to the Closing Date, each of the estoppel certificates required pursuant to Section 5.02 hereof, in form and content reasonably acceptable to Purchaser.

                  (iv) Title and Survey Matters. The resolution of all Title and Survey Matters to the satisfaction of Purchaser.


                                  ARTICLE VI

                 PRORATIONS OF RENTS, TAXES AND OTHER EXPENSES
                 ---------------------------------------------

      At the Closing (except where a later date is specifically provided for in this Article), the parties hereto shall adjust and prorate the items set forth below as of 11:59 p.m. on the day preceding the Closing Date (the "Adjustment Point"), unless otherwise expressly provided, and the net amount thereof shall be paid by Purchaser to Seller, or credited by Seller to Purchaser, as the case may be, at the Closing. At least three (3) business days prior to Closing, Seller shall deliver to Purchaser all information needed to calculate the prorations and compile the closing statement.

      SECTION 6.1. Rents: Rents as and when Collected. Any Rents collected by Purchaser subsequent to the Closing (whether due and payable prior to or subsequent to the Adjustment Point) shall be adjusted as of the Adjustment Point, and any portion thereof properly allocable to periods prior to the Adjustment Point shall be paid by Purchaser to the appropriate Seller pursuant to the procedures outlined in Section 6.1.8 after the collection thereof by Purchaser. If prior to the Closing any Seller shall have collected, or if subsequent to the Closing any Seller shall collect, any Rents which are properly allocable in whole or in part to periods subsequent to the Adjustment Point, the portion thereof so allocable to periods subsequent to the Adjustment Point shall be credited to Purchaser by such Seller at the Closing or, if collected after the Closing, remitted by such Seller to Purchaser pursuant to the procedures outlined in Section 6.1.8.

      6.1.1. One week prior to the Closing each Seller shall deliver to Purchaser a revised Delinquency Report, showing all Tenants which are delinquent in payment of Rents as of such date, which list shall set forth the amount of each such delinquency, whether such delinquency is (i) thirty
(30) days or less, (ii) between thirty-one (31) days and sixty (60) days,
(iii) between sixty-one (61) days and ninety (90) days or (iv) over ninety
(90) days. All amounts collected by Purchaser or Seller after the Closing Date from each delinquent Tenant shall be deemed to be in payment of Rents (or the specific components of Rents) then due and payable pursuant to the terms of the applicable lease on account of each month after the month in which the Closing occurs, next in payment of Rents (or the specific components of Rents) due for the month in which the Closing occurs and finally in payment of delinquent Rents (or the specific components of Rents) which are in arrears as of the first day of the month in which the Closing occurs, as set forth on the aforesaid list. Any amounts collected by Purchaser after the Closing Date from each delinquent Tenant which, in accordance with the preceding sentence, are allocable to the month in which the Closing occurs (as adjusted as of the Adjustment Point) or any prior month shall be paid by Purchaser to the appropriate Seller pursuant to the procedures outlined in Section 6.1.8.

      6.1.2 Purchaser shall use commercially reasonable efforts to bill and collect any delinquencies set forth on the list delivered by Sellers pursuant to subsection 6.1.1 for a period ending on expiration of the fourth full calendar quarter after the Closing and the amount thereof, as, when and to the extent collected by Purchaser, shall be paid by Purchaser to such Seller, after the collection thereof by Purchaser pursuant to the procedures outlined in Section 6.1.8. Sellers shall provide reasonable assistance to Purchaser in such collection efforts. In no event shall Purchaser be obligated to institute any actions or proceedings or to seek the eviction of any Tenant in order to collect any such delinquencies.

      6.1.3 Nothing contained in this Section 6.01 shall be deemed to prohibit any Seller, at its own expense, from instituting after the Closing any actions or proceedings in its own name against any Tenant that is delinquent in the payment of $5,000 or more to Seller in order to collect the amount of any delinquencies due in whole or in part to Seller from such Tenant; provided, however, that in no event shall (1) Seller be entitled in any such action or proceeding to seek to evict any Tenant or to recover possession of its space or (2) Seller be entitled to initiate any involuntary bankruptcy or similar proceeding against any Tenant. Purchaser agrees not to waive or settle any delinquency owed in whole or in part to any Seller without the prior written consent of such Seller, which consent may be granted or withheld in such Seller's sole discretion. Notwithstanding the foregoing, each Seller shall be permitted to continue to pursue actions already instituted against any Tenant (or against those who are no longer Tenants), a schedule describing all such actions is attached hereto as Exhibit X. Seller shall also retain any original notes from Tenants with respect to delinquencies arising prior to Closing, a copy of which shall be given to Purchaser at Closing. Notwithstanding the foregoing, Sellers shall be prohibited from instituting any action with respect to matters more particularly described on Exhibit EE attached hereto.

      6.1.4 With respect to that portion of the Rents which constitute percentage or overage rents, or other amounts payable by Tenants based upon the sales or gross receipts of such entities, the following shall apply:
(i) at the Closing and/or, in the case of percentage or overage rents which are in arrears or are payable in other than monthly installments, subsequent to the Closing, percentage or overage rents shall be apportioned as provided in the other subsections of this Section 6.01 in the case of Rents generally; and (ii) following the end of the lease year on account of which such percentage or overage rents are payable by each Tenant and receipt by Purchaser of any final payment on account thereof due from such Tenant (including, without limitation, any amount due as a result of an audit conducted by any Seller or Purchaser), Purchaser shall pay to Seller the excess, if any, of (x) the amount of percentage or overage rents paid by such Tenant on account of such entire lease year multiplied by a fraction, the numerator of which is the number of months (including any fraction of a month expressed as a fraction) of such lease year prior to the Adjustment Point and the denominator of which is 12 or, if such lease expires prior to the end of the lease year, such lesser number of months (including any fraction of a month expressed as a fraction) as may have elapsed in such lease year prior to the expiration of the Lease in question over (y) all amounts theretofore received by Seller on account of the percentage or overage rents in question for such lease year. If in any case the amount provided for in (y) above exceeds the amount provided for in (x) above, Seller shall pay the amount of such excess to Purchaser. All such post-Closing adjustments shall be made pursuant to the provisions of
Section 6.1.8. If on the Closing Date Seller shall be conducting any audits of payments of percentage or overage rents previously made by Tenants for lease years prior to the ones in effect on the Closing Date, Seller shall have the right to continue all such audits until completion thereof and to collect and retain any amounts payable to Seller hereunder by reason thereof. A schedule of all such audits in progress at the date hereof is annexed hereto as Exhibit Q. In addition, any Seller shall have the right to initiate any such audit (as well as an audit for the lease year in which Closing occurs) within six months subsequent to the Closing.

      6.1.5 With respect to that portion of Rents which are payable on an annual, semi-annual or other non-monthly basis, Purchaser shall use commercially reasonable efforts to bill and collect all such payments which become due after the Closing, which payments, to the extent allocable to periods prior to the Adjustment Period, shall be paid by Purchaser to Seller promptly after receipt thereof. With respect to that portion of Rents that are attributable to payment of expenses such as common area/mall maintenance charges, Impositions, utility charges, merchants, or other association charges or advertising and promotional charges, such Rents shall be apportioned based upon which party paid or will pay the correlating expenses for the relevant period. Purchaser shall be entitled to receive at Closing in the form of a credit to Purchaser, the excess of
(A) any amounts paid by Tenants as of the Closing Date to any Seller during 1999 for common area/mall maintenance charges and utility charges, over
(B) the cumulative amount expended by Sellers during 1999 as of the Closing Date with respect to such items. Seller shall provide Purchaser with adequate back-up information in connection with such credit. With respect to that portion of Rents which are billed on an index-based formula or on an estimated basis during the fiscal or other period for which paid, at the end of such fiscal or other period Purchaser shall determine whether the items in question have been overbilled or underbilled. If Purchaser determines that there has been an overbilling and an overbilled amount has been received, the appropriate Seller shall, after request by Purchaser pursuant to the procedures set forth in Section 6.1.8, pay to Purchaser the portion of such overbilled amount which is allocable (as provided for such Rent in this Section 6.01) to the period prior to the Adjustment Point, and promptly thereafter Purchaser shall reimburse the entire overbilled amount to the Tenants which paid the same. If Purchaser determines that there has been an underbilling, the additional amount shall be billed by Purchaser to the Tenants, and any amount received by Purchaser to the extent allocable (as provided for such Rent in this Section 6.01) to periods prior to the Adjustment Point shall be paid by Purchaser to the appropriate Seller pursuant to the procedures set forth in Section 6.1.8.

      6.1.6 Each Seller (with respect to its portion of the Project) shall be entitled to receive, and Purchaser shall pay to each such Seller after the receipt thereof (i) all amounts payable by Tenants on account of Impositions for which Seller has provided Purchaser with a credit pursuant to the terms of Section 6.02, which amounts shall be apportioned between each Seller and Purchaser in the same manner as the Impositions to which they relate and (ii) all amounts payable by Tenants on account of utilities for which Seller has provided Purchaser with a credit pursuant to the terms of Section 6.02, which amounts shall be apportioned between Sellers and Purchaser in the same manner as the utilities to which they relate.

      6.1.7 Any advance rental deposits or payments held by any Seller on the Closing Date and applicable to periods of time subsequent to the Adjustment Point, and any security deposits held by any Seller on the Closing Date, together with interest thereon, if any, which, under the terms of the applicable Leases, is payable to the Tenants thereunder, shall be paid or credited to Purchaser at the Closing. Any non-cash deposits or letters of credit shall either be reissued in the name of Purchaser at Closing, or Seller shall assign its rights therein to Purchaser at Closing, and will reasonably cooperate with Purchaser post Closing to facilitate the transfer to Purchaser. Seller shall use reasonable efforts to cause all security deposits in the form of letters of credit to be amended or reissued in the name of Purchaser as soon as possible after the Closing, and Purchaser shall cooperate with Seller in such efforts. Until delivery to Purchaser of the reissued or amended letters of credit, in the event of an occurrence of an event of default pursuant to the lease for which a letter of credit was issued and upon delivery by Purchaser to Seller of a written statement certifying on behalf of Purchaser that an event of default has occurred and said event has not been cured or waived, then in that event, Seller shall take all commercially reasonable steps required under the original letter of credit to claim all such amounts as Seller is entitled to claim thereunder as a result of said event of default. Seller will thereafter immediately deliver to Purchaser any and all sums paid by the issuer of the original letter of credit pursuant to the original letter of credit as a result of Seller taking such steps. Upon delivery to Purchaser of the reissued or amended letter of credit, Seller's obligations with respect to such letter of credit shall immediately terminate.

      6.1.8 Following the Closing, Purchaser shall submit or cause to be submitted to Sellers (i) on the 15th day after Closing, (ii) on the 45th day after Closing, and (iii) within thirty (30) days after the end of each calendar quarter up to and including the fourth full calendar quarter following Closing, a statement (for each portion of the Project) which sets forth all (a) Rents collected by Purchaser during the preceding quarter (but following Closing) and subject to proration pursuant to the provisions of this Section 6.01 and (b) all amounts collected or incurred during the preceding quarter (but following Closing) subject to proration pursuant to the provisions of Section 6.02. Sellers shall submit or cause to be submitted, at the same time(s) as Purchaser is obligated to deliver its statement, a statement (for each portion of the Project) showing amounts collected after Closing during such period and allocable to periods subsequent to the Adjustment Point, as outlined in the first paragraph of
Section 6.01 above. Within fifteen (15) days following delivery of such statements, the parties shall make such adjustments among themselves as shall be necessary to carry out the post-Closing apportionment provisions of Sections 6.01 and 6.02. Each Seller, at its expense, shall have the right from time to time following the Closing until ninety (90) days after receipt by Sellers of the last quarterly statement required hereunder to examine and audit so much of the books and records of Purchaser as relate to such items in order to verify the collections and expenses reported by Purchaser in such quarterly statements.

      SECTION 6.2. Additional Items. At the Closing, the following additional items shall be apportioned between the parties hereto as of the Adjustment Point and credits provided to Purchaser or Seller, as the case may be, unless otherwise expressly provided, with the applicable Seller to be obligated for or entitled to amounts apportioned to the period through the Adjustment Point and Purchaser to be obligated for or entitled to amounts apportioned to the period following the Adjustment Point:

      6.2.1 Impositions in respect of the calendar year 1999 which are payable after the Closing Date regardless of the valuation date or lien affixation date associated with such payments. In the case of special assessments payable in installments specified in Exhibit R attached hereto, the installment for the fiscal year in which the Closing Date occurs shall be apportioned as of the Adjustment Point and Purchaser shall be responsible for paying all subsequent installments thereof. If any Tenant in occupancy at the Closing Date is obligated to pay any Impositions directly to the applicable taxing authority, such Impositions shall not be apportioned. Any refund obtained by any Seller or Purchaser of real estate taxes for which an apportionment is made pursuant to this subsection 6.2.1, net of the costs of obtaining such refund and the amount thereof payable to Tenants, shall be apportioned as of the Adjustment Point. If Closing occurs on a date on which the tax rates, valuations or assessments for the calendar year of Closing are not yet fixed, Impositions will be prorated on the latest tax statements. Such Imposition prorations shall be adjusted following final determination of the same after Closing pursuant to the procedures set forth in Section 6.1.8.

      6.2.2 Water and sewer charges, if any, payable by Sellers on the basis of the period or periods for which the same are payable. If there are water meters at the Project, Sellers shall furnish readings to a date not more than five (5) Business Days prior to the Closing Date. Such charges shall be adjusted following determination as of the Adjustment Point pursuant to the procedures set forth in Section 6.1.8. Any water and sewer charges payable by Tenants in occupancy on the Closing Date directly to entities furnishing such services shall not be apportioned.

      6.2.3 Utilities and fuel payable by Sellers, including without limitation electricity and gas. Each Seller shall endeavor to have the meters for such utilities read not more than five (5) Business Days prior to Closing. Such charges shall be adjusted following determination as of the Adjustment Point pursuant to the procedures set forth in Section 6.1.8.

If any Seller does not obtain such a meter reading with respect to any such utility, the adjustment therefor shall be made on the basis of the most recently issued bills therefor. Each Seller will receive a credit in the full amount of cash security deposits, if any, held by any utility companies (with interest thereon, if any, in the amount accrued on such security deposits) and shall assign to Purchaser at the Closing all of such Seller's right, title and interest in and to such security deposits. Purchaser will make its own arrangements for any security bonds required by any utility companies by Closing and Seller will be entitled to cancel any bonds previously furnished. Charges for any utilities payable by Tenants in occupancy on the Closing Date directly to the utility companies furnishing the same shall not be apportioned.

      6.2.4 Charges payable by any Seller under the Operating Agreements and any Other Agreements.

      6.2.5 Contributions payable by any Seller to merchants' and other associations, and to promotional activities at the Project. Purchaser shall be entitled to receive a credit at Closing of the excess of (A) any amounts paid by Tenants as of the Closing Date to any Seller during 1999 for promotional activities benefitting the Project or for merchants' or other associations, over (B) the cumulative amount expended by Sellers for such promotional activities during 1999. The obligation of any Seller to contribute funds for such promotional activities or for merchants' or other associations shall be apportioned as of the Adjustment Point based upon the corresponding amounts contributed by Tenants at such time. GL shall also assign to Purchaser the Galleria Gold Gift Certificate account at the Laredo National Bank; and on and after the Closing Date, Purchaser shall assume the obligation to fund the reimbursement requests of Tenants with respect to Galleria Gold Gift Certificates issued prior to the Closing Date out of such account (but only to the extent that the amount in such account is sufficient to fund such requests).

      6.2.6 The cost of capital expenditures, with Sellers being obligated to pay all capital expenditures due and payable on or prior to the Adjustment Point and Purchaser being obligated to pay all capital expenditures due and payable after the Adjustment Point, provided that Purchaser shall be obligated to pay for capital expenditures contracted for by Sellers prior to Closing only if such expenditures (i) are set forth on Exhibit U-1 hereto, or (ii) are specifically approved by Purchaser. The foregoing provision shall not apply to capital expenditures described in
Section 6.2.7 which shall be adjusted, if applicable, as provided therein, and capital expenditures funded with any condemnation or casualty proceeds received by Sellers.

      6.2.7 The cost of any leasing commissions and Tenant Inducement Costs (as defined below), with Purchaser being obligated to pay (i) any leasing commissions to third party brokers and Tenant Inducement Costs which are payable in connection with a Lease, amendment to a Lease or renewal of a Lease entered into or renewed, as the case may be, prior to the Effective Date and which are set forth as "Commissions and Inducements to be paid" in
Section I of Exhibit U-2, and (ii) any leasing commissions to third party brokers and Tenant Inducement Costs which are payable in connection with a Lease, amendment to a Lease or renewal of a Lease entered into after the Effective Date (and which has been approved (or deemed approved) by Purchaser as provided in Section 8.02(b) hereof) (collectively, "Purchaser Items"). Seller shall be responsible for (i) any leasing commissions and third party costs listed in Section II of Exhibit U-2 and (ii) the payment of all leasing commissions and Tenant Inducement Costs for leases executed prior to the Effective Date which are not Purchaser Items. To the extent that any Purchaser Items have been paid by Seller prior to Closing, Seller will receive a credit at Closing. To the extent that any items listed in
Section II of Exhibit U-2 have not been paid by Seller before Closing, Purchaser shall receive a credit at Closing. Notwithstanding the foregoing, with respect to the Air Liquide lease in 2700 Post Oak, in the event Air Liquide leases additional space in 2700 Post Oak prior to October 1, 2000, and there are aggregate brokerage commissions due and payable in connection therewith in excess of six percent (6%) of rental due for such expansion space by virtue of agreements in existence as of the Closing Date (such incremental excess being herein referred to as the "Excess Commission"), then Seller shall be responsible for the payment of the Excess Commission. "Tenant Inducement Costs" means any payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including but not limited to tenant improvement costs, tenant allowances, lease buyout costs, and moving, design, and refurbishment costs as a condition for the tenant's occupancy of its leased premises.

      Purchaser shall be entitled to any payments made by Zoopa under the Zoopa Termination Agreement, and any amounts received by Seller prior to Closing shall be credited to Purchaser at Closing. If Zoopa does not pay any installment of the Settlement Fee (as defined in the Zoopa Termination Agreement), Seller shall pay each such installment to Purchaser within fifteen (15) days of the date that such installment was due under the Zoopa Termination Agreement, and in such event, Purchaser shall assign its rights to collect any such delinquent installment from Zoopa to Seller. If, after such payment by Seller, Purchaser recovers any installment payments from Zoopa, Purchaser shall promptly reimburse Seller.

      6.2.8 Any other items of income or expense of the Project, which, in accordance with generally accepted business practices, should be apportioned between Sellers and Purchaser.

      All prorated items that are not subject to an exact determination shall be estimated by the parties with prorations adjusted to actual pursuant to the procedures set forth in Section 6.1.8. The provisions of this Article VI shall be Surviving Covenants.

      SECTION 6.3.  Employee Matters.    Certain agreements between Seller
and Purchaser with respect to the employees of Seller are set forth on Exhibit FF attached hereto.


                                  ARTICLE VII

                     LOSS DUE TO CASUALTY OR CONDEMNATION
                     ------------------------------------

      SECTION 7.1. Loss due to Condemnation. In the event of a condemnation of all or a Substantial Portion (as hereinafter defined) of the Project which condemnation shall render a Substantial Portion of the Project untenantable or results in the Project not having sufficient parking to comply with applicable law or the specific requirement of any Operating Agreement, Purchaser may, upon written notice to Sellers given within ten (10) days of receipt of notice of such event, cancel this Agreement, in which event the Escrow Holder at Purchaser's request shall return the Deposit plus all interest earned thereon, this Agreement shall terminate and neither party shall have any rights or obligations hereunder except for the Surviving Covenants. In the event that Purchaser does not elect to terminate, or if the condemnation affects less than a Substantial Portion and does not affect the parking capacity in the manner described above, then this Agreement shall remain in full force and effect, the Purchase Price shall not be reduced and Purchaser shall be entitled to an assignment of all of Sellers' share of the condemnation award (net of (1) the costs of collection incurred by Sellers, if any, and (2) if the condemnation is temporary, the portion of such award, if any, attributable to the period prior to the Adjustment Point, which amounts shall be retained by Sellers). Notwithstanding the foregoing, Sellers shall be entitled to receive or retain out of such condemnation award any reasonable amounts expended by any such Seller to restore or protect the Project. In no event shall Sellers be obligated to repair or restore the Project. For purposes of this Section 7.01, a Substantial Portion shall mean a condemnation of the Project in excess of $5,000,000 in value of the Project.

      SECTION 7.2. Loss Due to Casualty. In the event of Substantial Loss or Damage (as hereinafter defined) to the Project by fire or other casualty, Purchaser, upon written notice to Sellers given within thirty
(30) days of receipt of notice of such event, may cancel this Agreement in which event the Escrow Holder at Purchaser's request shall return the Deposit (including all interest earned thereon) to Purchaser and this Agreement shall terminate and no party shall have any rights or obligations hereunder except for the Surviving Covenants. In the event that Purchaser elects not to terminate, or if the casualty results in less than Substantial Loss or Damage, then this Agreement shall remain in full force, the Purchase Price shall be reduced by the amount of any deductible or co-payment amount under the related insurance policy or the amount of any uninsured Loss (but the reduction on account of any uninsured Loss shall not exceed $5,000,000), Purchaser shall be entitled to an assignment of all of the proceeds of Sellers' fire or other casualty insurance and Sellers shall have no obligation to repair or restore the Project. Notwithstanding the foregoing, Sellers shall be entitled to receive or retain (i) out of such casualty insurance proceeds, any reasonable amounts expended by Sellers to restore or protect the Project and (ii) in the case of rental or business interruption proceeds allocable to periods prior to the Adjustment Point (apportioned consistent with Article VI), loss of rents by reason of the fire or other casualty suffered by Sellers prior to the closing, which entitlement shall survive the Closing. For purposes of this Section 7.02 "Substantial Loss or Damage" shall mean loss or damage to the Project the cost for repair of which exceeds $5,000,000 of the value of the Project.


                                 ARTICLE VIII

                           OPERATION OF THE PROJECT
                           ------------------------

      SECTION 8.1. Ordinary Operations. Between the date of this Agreement and the Closing, Sellers shall operate and maintain the Project (or cause the Project to be operated and maintained) in the ordinary course of business and consistent with past procedures and practices heretofore followed in connection with the operation and maintenance of the Project. Without limiting the foregoing, Sellers shall maintain all current insurance covering the Project and any portion thereof. At Closing, Sellers shall be required to terminate all existing property management (other than hotel management) and leasing agreements for the Project to which any Seller is a party, at Sellers' sole cost, effective as of the Closing. With respect to any tenant estoppels obtained by Sellers, Seller shall advise Purchaser of any changes (of which Seller is aware) to the matters set forth in such estoppel.

      SECTION 8.2.  Leasing and Amendments to Project Documents.

            (a) Between the date of this Agreement and the Closing, Sellers shall not intentionally cause any lien or other encumbrances to attach to the Project, other than the lien for taxes not yet due and payable or any liens which Seller is contesting in good faith (provided that all liens are released of record or are adequately insured by Closing).

            (b) Commencing upon the date of this Agreement, Sellers shall not (i) lease any portion of the Project, (ii) terminate any Lease, (iii) amend any Lease, (iv) terminate or amend any Operating Agreement, or (v) enter into, terminate or amend any other contract or agreement that would be binding on Purchaser after the Closing, in each case without first obtaining Purchaser's prior approval, which approval shall not be unreasonably denied or delayed. For purposes of this Section 8.02(b), any matters to be approved shall be set forth in a written notice and delivered
in accordance with Section 14 hereof.   Any matters not approved by one of
said representatives within five (5) Business Days of the delivery of such notice shall be deemed approved. Notwithstanding the foregoing, Purchaser shall be deemed to have approved (i) any leases or amendments to leases being circulated for signature on the Effective Date and (ii) any letters of intent executed prior to the Effective Date, all of which are identified in Exhibit U-3. The parties expressly agree to abide by the confidentiality provisions of this Agreement with respect to all leasing and other matters communicated to Purchaser's representatives.

      SECTION 8.3. Cooperation between Seller and Purchaser. Sellers agree to reasonably cooperate with Purchaser in connection with
(i) Purchaser's request for the platting of the Northwest Development Property and the South Alabama Development Property as unrestricted reserves, (ii) the preparation and filing of a Form 8K by Urban with respect to the transactions described herein following the Closing (including execution of an "agreed upon procedures letter" in a form reasonably satisfactory to Sellers), (iii) the preparation and delivery of any Subordination, Non-Disturbance and Attornment Agreements required by Purchaser's lenders in connection with the closing of the transaction described herein and (iv) delivery to Purchaser's lenders of complete copies of the final 1997 and 1998 audited statements of cash flow and unaudited operating statements for the retail and office portions of the Project and such other financial information as Purchaser's lenders shall reasonably request.


                                  ARTICLE IX

                                    BROKER
                                    ------

      Seller and Purchaser each represent to the other that it has not engaged any agent or broker in connection with the sale of the Project or any portion thereof except Morgan Stanley Realty Incorporated (whom Sellers shall be responsible to compensate). Each party agrees to defend, indemnify and hold harmless the other party for any and all judgments, costs of suit, reasonable attorneys' fees, and other reasonable expenses which the other may incur by reason of any action or claim against such party or the Project by any broker, agent, or finder based upon any statement or agreements alleged to have been made by the indemnifying party. The provisions of this Article IX shall be Surviving Covenants hereunder and shall survive the Closing and any termination of this Agreement.

                                   ARTICLE X

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

      SECTION 10.1. Representations and Warranties of Seller. Each Seller makes the following representations and warranties with respect to the portion of the Project owned by such Seller (unless a specific Seller is hereinafter named, in which event the representation shall be deemed made solely by the particular Seller named, as to the portion of the Project owned by such Seller) and agrees that Purchaser's obligations under this Agreement are conditioned upon the truth and accuracy of such representations and warranties in all material respects, both as of this date and as of the date of the Closing, subject to those limitations set forth in this Article X or otherwise in this Agreement:

            (a    (i) The Seller is not a party to, subject to or bound by
any agreement, contract, permit or other restriction of any nature, or any judgment, order, statute, rule or regulation of any court, governmental body, administrative agency or arbitrator, or any legal proceeding which would prevent or be violated by, or under which there would be a default, or which would result in creation of or claim of any lien, charge, or encumbrance upon any part of the Project as a result of any of the items set forth below; and (ii) no registration or consent of, or payment of any premium, fee or penalty to, any governmental authority or any other person or entity, which has not been obtained or paid, is required for or will arise out of any of the items set forth below:

                  (1) the execution, delivery and performance of this Agreement or any other agreements, obligations or instruments referred to herein or contemplated hereby; and

                  (2) the transfer and assignment to the Purchaser in accordance with this Agreement of the Project and any agreements and liabilities to which the Purchaser is taking subject or assuming pursuant to this Agreement.

            (b    Each of GL, POAL, GDHI and Associates is a limited
partnership organized and existing under the laws of the State of Texas, and has all power and authority to conduct the business of the portion of the Project which it owns and to enter into and perform its obligations hereunder under the laws of the State of Texas.

            (c    Hines Group II is a limited partnership organized and
existing under the laws of the State of Delaware, is qualified to transact business in the State of Texas and has all power and authority to conduct the business of the portion of the Project which it owns and to enter into and perform its obligations hereunder under the laws of the State of Delaware and the State of Texas.

            (d    The execution and delivery of this Agreement and the
consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Seller are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming valid execution and delivery by the Purchaser) is a valid and binding obligation of Seller enforceable against it in accordance with its terms.

            (e    With respect to the Leases which encumber the portion of
the Project owned by the particular Seller:

                  (i     There are no Leases other than those listed in
Exhibit N-5 and true, correct and complete copies of the Leases (including all amendments and supplements thereto) listed on Exhibit N-5 have heretofore been made available and/or delivered to Purchaser for review;

                  (ii    The Rent Roll annexed hereto as Exhibit N-1 is
true, correct and complete in all material respects as of the Effective
Date.

                  (iii   The Delinquency Report annexed hereto as
Exhibit N-2 contains a complete list in all material respects of Tenants that are delinquent in the payment of Rents as of the Effective Date, which schedule sets forth the information specified in Section 6.1.1; and

                  (iv    Each of the Leases is in full force and effect as
of the date hereof. Seller is not in default thereunder and Seller has received no written notice from any Tenant under a Lease which is still outstanding (x) that Seller has defaulted in performing any of its material obligations under such Lease or (y) that such Tenant is entitled to any reduction in, refund of or counterclaim or offset against, or is otherwise disputing, any Rents paid, payable or to become payable by such Tenant thereunder or is entitled to cancel or terminate such Lease or to be released of any of its material obligations thereunder, except as set forth in Exhibit N-3. With the exception of the delinquencies in the payment of Rents specified in the Delinquency Report to the knowledge of the particular Seller who owns the portion of the Project encumbered by such Lease, no material default exists under any Lease by the Tenant thereunder except as outlined in Exhibit N-4. To the knowledge of the particular Seller who owns the portion of the Project encumbered by such Lease, all tenants who have requested audits and have not completed such audits and/or
have outstanding audit claims are listed on Exhibit N-6.   For purposes of
this Section 10.01(e)(iv) the term "Lease" does not include licenses and concession agreements which have fixed terms of less than six (6) months or storage agreements.

            (f    With respect to the Operating Agreements encumbering the
portion of the Project owned by such Seller, all as identified on Exhibit K-2:

                  (i Exhibit K-2 annexed hereto is a true, correct and complete list in all material respects of all documents which comprise all of the Operating Agreements, setting forth the date of each such Operating Agreement and each amendment or supplement thereto and the names of the parties thereto;

                  (ii    True, correct and complete copies of the Operating
Agreements and all amendments and supplements thereto have heretofore been made available and/or delivered to Purchaser for review;

                  (iii   Each Operating Agreement is in full force and
effect as of the date hereof;

                  (iv    None of the Operating Agreements have been
modified, amended or supplemented (whether orally or in writing) in any material respect except as set forth in Exhibit K-2; and

                  (v     Seller is not in default under any Operating
Agreement and Seller has received no written notice from any party to an Operating Agreement which is still in effect (x) that Seller has defaulted in performing any of its obligations under such Operating Agreement or (y) that such party is entitled to any reduction in, refund of or counterclaim or offset against, or is otherwise disputing, any Rents or other sums paid, payable or to become payable thereunder by such party or is entitled to cancel or terminate such Operating Agreement or to be released of any of its material obligations thereunder, except as set forth in Exhibit K-2. Except as set forth on Exhibit K-2, to the knowledge of the particular Seller who owns the portion of the Project encumbered by such Operating Agreement, no material default exists under any Operating Agreement on the part of the other parties thereto.

            (g    With respect to the Other Agreements encumbering the
portion of the Project owned by the particular Seller:

                  (i     Exhibit K-3 annexed hereto is a true, correct and
complete list in all material respects as of the date hereof of all Other Agreements, setting forth, with respect to such Other Agreements, the date thereof and of each amendment or supplement thereto, the name of each party thereto and a brief description of the services provided thereunder or property covered thereby. Except as specifically identified in Exhibit K-3, each Other Agreement can be terminated by Purchaser on not more than thirty (30) days' notice without penalty;

                  (ii    True, correct and complete copies of the Other
Agreements, and all amendments and supplements thereto, have heretofore been made available and/or delivered to Purchaser for review;

                  (iii   Each of the Other Agreements is in full force and
effect on the date hereof, and Seller is not in default under any Other Agreement and Seller has received no written notice from any party to any Other Agreement which is still outstanding that Seller has defaulted in performing any of its obligations under such Other Agreement, except as set forth in Exhibit K-3. None of the Other Agreements listed on Exhibit K-3 has heretofore been amended or supplemented (whether orally or in writing) in all material respects, except as set forth on Exhibit K-3; and

                  (iv    None of the Other Agreements are binding on the
Hotels. There are no service agreements to which Seller is a party that are binding on the landlord of the Hotels.

            (h    To Seller's knowledge, there is no condemnation
proceeding pending with regard to all or any part of the Project and there is no such proceeding threatened or contemplated by any governmental authority.

            (i    Seller has not received written notice from any
governmental agency or authority of any violation of building, health, safety, pollution control, fire or similar law, ordinance, order or regulation respecting the Project which has not heretofore been complied with.

            (j    There are no pending litigations or other proceedings
against Seller affecting the Project or any other portion of the Project conveyed hereunder in respect of which Seller has been served with process or otherwise received written notice except for (i) claims for death, personal injury, property damage or worker's compensation for which the insurance carrier has been notified on a timely basis and which are adequately covered by valid and binding insurance and (ii) other litigations or proceedings, all as shown on Exhibit S annexed hereto. Seller has no knowledge of any threatened litigation or proceedings against Seller affecting the Project except litigation of the nature described in clause (i) above.

            (k    Seller is not a "foreign person" as defined in the
Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

            (l    The 1998 audited statements of cash flow prepared by
Arthur Andersen L.L.P. previously delivered by Sellers to Purchaser and the 1999 financial operating statements identified in Exhibit V hereto accurately and correctly reflect in all material respects the operation of the Project for the periods covered thereby.

            (m    No Seller has filed any assignments for the benefit of
creditors, insolvency, bankruptcy or reorganization proceedings and no such proceedings have been filed against any Seller. No Seller has commenced any dissolution proceedings.

            (n    Seller has no employees.

            (o    Seller's rights under this Agreement and Project do not
constitute plan assets subject to Title I of the Employee Retirement Income Security Act of 1974 within the meaning of 29 C.F. R. 2510.3-101.

            (p    There are no leasing brokerage agreements, leasing
commission agreements or other agreements providing for the payment of any amounts for leasing activities with respect to the Project for leases executed prior to the Effective Date except as set forth on Exhibit U-2 and there are no leasing commissions which could become payable by the owner of the Project except as set forth on Exhibit U-2 and U-3. There are no Tenant Inducement Costs which may become due except as expressly set forth in this Agreement.

            (q    Seller has obtained or will have obtained as of the
closing, all consents and approvals required in order for it to consummate the sales and transfers and other transactions contemplated hereby (including any consents to assignment of the Other Agreements).

            (r) The persons having the knowledge that is most relevant to the transactions contemplated herein are Louis S. Sklar, Donald B. McCrory, Wai Cheng McKenzie, Lois Robinson and Cliff Gann.

            (s) There are no pending real estate tax appeals relating to the Project or, to the knowledge of Seller, any tax refunds owed with respect to the Project.

            (t) The Personal Property constitutes all of the personal property used by Sellers to operate the Project.

            (u) Sellers do not hold any liquor license with respect to the Project; such liquor licenses are held directly by Westin, or other tenants serving alcoholic beverages on their respective premises, as the case may be.

            (v) There is no escrow account or other account available to Sellers, and to Sellers' knowledge, no such account exists with respect to monies payable by The University Club to GL in the event that The
University Club does not expend the requisite amounts for capital improvements set forth in its lease(s).

            (w)   Seller is not in default under the WT Lease.

      SECTION 10.2.A. Representations and Warranties of Urban. Each of the entities comprising Urban makes the following representations and warranties and agrees that Sellers' obligations under this Agreement are conditioned upon the truth and accuracy of such representations and warranties in all material respects, both as of this date and as of the date of Closing:

            (a    Each of the entities comprising Urban is a limited
partnership organized, existing and in good standing under the laws of the State of Delaware and has all power and authority to conduct the business of the Project and to enter into and perform its obligations hereunder under the laws of the State of Delaware.

            (b    The execution and delivery of this Agreement and the
consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of any of the entities comprising Urban are necessary in order to permit them to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by each of the entities comprising Urban and (assuming valid execution and delivery by the Sellers) is a legal, valid and binding obligation of each of the entities comprising Urban enforceable against them in accordance with its terms.

            (c    None of the entities comprising Urban is a Hotel Company.

At Closing, Urban shall also represent and warrant that it is qualified to transact business in the State of Texas.

      SECTION 10.2.B. Representations and Warranties of Walton. Each of the entities comprising Walton makes the following representations and warranties and agrees that Sellers' obligations under this Agreement are conditioned upon the truth and accuracy of such representations and warranties in all material respects, both as of this date and as of the date of Closing:

            (a    Each of the entities comprising Walton is a limited
partnership organized, existing and in good standing under the laws of the State of Delaware and has all power and authority to conduct the business of the Project and to enter into and perform its obligations hereunder under the laws of the State of Delaware and the State of Texas.

            (b    The execution and delivery of this Agreement and the
consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of any of the entities comprising Walton are necessary in order to permit them to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by each of the entities comprising Walton and (assuming valid execution and delivery by the Sellers) is a legal, valid and binding obligation of each of the entities comprising Walton enforceable against them in accordance with its terms.

            (c    None of the entities comprising Walton is a Hotel
Company.

At Closing, Walton shall also represent and warrant that it is qualified to transact business in the State of Texas.

      SECTION 10.3. No Implied Representations. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE DOCUMENTS AND INSTRUMENTS DELIVERED BY SELLERS TO PURCHASER AT CLOSING, NEITHER SELLERS NOR ANY AGENT OR REPRESENTATIVE OR PURPORTED AGENT OR REPRESENTATIVE OF SELLERS HAS MADE, AND SELLERS ARE NOT LIABLE FOR OR BOUND IN ANY MANNER BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, PROMISES, STATEMENTS, INDUCEMENTS, REPRESENTATIONS OR INFORMATION (INCLUDING ANY INFORMATION SET FORTH IN OFFERING MATERIALS HERETOFORE FURNISHED TO PURCHASER) PERTAINING TO THE PROJECT OR ANY PART THEREOF, THE PHYSICAL CONDITION THEREOF, ENVIRONMENTAL MATTERS, INCOME, EXPENSES OR OPERATION THEREOF OR OF THE PERSONAL PROPERTY, THE USES WHICH CAN BE LAWFULLY MADE OF THE SAME UNDER APPLICABLE ZONING OR OTHER LAWS OR ANY OTHER MATTER OR THING WITH RESPECT THERETO, INCLUDING, WITHOUT LIMITATION, ANY EXISTING OR PROSPECTIVE LEASES, OPERATING AGREEMENTS OR OTHER AGREEMENTS. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE DOCUMENTS AND INSTRUMENTS DELIVERED BY SELLERS AT THE CLOSING, SELLERS ARE NOT LIABLE FOR OR BOUND BY (AND PURCHASER HAS NOT RELIED UPON) ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OFFERING MATERIALS OR ANY OTHER INFORMATION RESPECTING THE PROJECT FURNISHED BY SELLERS OR ANY BROKER, EMPLOYEE, AGENT, CONSULTANT OR OTHER PERSON REPRESENTING OR PURPORTEDLY REPRESENTING SELLERS. NOTHING CONTAINED IN THIS SECTION 10.03 SHALL BE DEEMED TO IMPAIR, LIMIT OR OTHERWISE AFFECT PURCHASER'S RIGHTS UNDER THIS AGREEMENT OR THE DOCUMENTS DELIVERED PURSUANT HERETO, IN RESPECT OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS SET FORTH IN THIS AGREEMENT AND THE OTHER PROVISIONS HEREOF BINDING UPON SELLERS.

      SECTION 10.4. "As-Is" Purchase. PURCHASER REPRESENTS THAT IT HAS INSPECTED THE PROJECT, THE PHYSICAL AND ENVIRONMENTAL CONDITION AND THE USES THEREOF AND THE FIXTURES, EQUIPMENT AND PERSONAL PROPERTY INCLUDED IN THIS SALE TO ITS SATISFACTION, THAT IT HAS INDEPENDENTLY INVESTIGATED, ANALYZED AND APPRAISED THE VALUE AND PROFITABILITY THEREOF, THE CREDITWORTHINESS OF TENANTS AND THE PRESENCE OF HAZARDOUS MATERIALS, IF ANY, IN OR ON THE PROJECT, THAT IT HAS RECEIVED COPIES OF AND/OR HAS REVIEWED THE LEASES, THE OPERATING AGREEMENTS, THE OTHER AGREEMENTS AND ALL OTHER DOCUMENTS REFERRED TO HEREIN, THAT IT IS THOROUGHLY ACQUAINTED WITH ALL OF THE FOREGOING AND THAT PURCHASER, IN PURCHASING THE PROJECT, WILL RELY UPON ITS OWN INVESTIGATIONS, ANALYSES, STUDIES AND APPRAISALS AND NOT UPON ANY INFORMATION PROVIDED TO PURCHASER BY OR ON BEHALF OF SELLERS WITH RESPECT THERETO (EXCEPT IN EACH CASE TO THE EXTENT COVERED BY ANY WARRANTIES OR REPRESENTATIONS OF SELLERS SET FORTH IN THIS AGREEMENT, A SELLER ESTOPPEL OR IN ANY OTHER DOCUMENT OR INSTRUMENT DELIVERED BY SELLERS IN CONNECTION WITH THE CLOSING). AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, PURCHASER AGREES TO ACCEPT THE PROJECT "AS IS," "WITH ALL FAULTS" AND IN ITS CONDITION AS OF THE CLOSING DATE, WITH REASONABLE WEAR AND TEAR AND DAMAGE BY FIRE OR OTHER CASUALTY (SUBJECT TO THE PROVISIONS OF ARTICLE VII) BETWEEN THE DATE HEREOF AND THE CLOSING DATE EXCEPTED, AND PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS. PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLERS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS, FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLERS BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS WITH RESPECT TO THE PROJECT (INCLUDING CONDITION OF THE PERSONAL PROPERTY, HABITABILITY, MERCHANTABILITY, MARKETABILITY, FINANCEABILITY OR FITNESS FOR A PARTICULAR PURPOSE), SUBJECT, HOWEVER, TO PURCHASER'S RIGHTS AND REMEDIES PROVIDED FOR IN THIS AGREEMENT IN THE EVENT OF THE BREACH OF ANY OF SELLERS' WARRANTIES, REPRESENTATIONS OR COVENANTS CONTAINED HEREIN, IN SELLERS' ESTOPPEL CERTIFICATE OR IN ANY OTHER DOCUMENT OR INSTRUMENT DELIVERED BY ANY SELLER IN CONNECTION WITH THE CLOSING. PURCHASER WILL RECONFIRM THE MATTERS SET FORTH IN SECTIONS 10.03 AND 10.04 IN A CERTIFICATE DATED AS OF THE CLOSING DATE.

      SECTION 10.5. No Independent Investigation. All representations and warranties made herein by Sellers which are based on Sellers' knowledge are made, and are hereby acknowledged by the Purchaser to be made, without independent investigation regarding the facts contained therein, other than due inquiry of the Managing Agent for the portion of the Project involved, and are otherwise limited as provided in the definition of "knowledge" or "notice."

      SECTION 10.6. Effect of Estoppels. If, prior to the Closing, a Tenant or any other party provides to Purchaser an estoppel letter addressed to Purchaser and delivered in response to a request made pursuant to this Agreement which sets forth information with respect to any item as to which any Seller has made a representation or warranty or is otherwise set forth in the Seller Estoppel, then such Seller's representation and warranty in respect of such information shall be deemed modified at Closing to the extent inconsistent with such information.

      SECTION 10.7. Survival of Seller's Warranties, etc. (a) All of Sellers' representations and warranties contained in this Article X as remade as of the Closing as provided in Section 10.07(c) and subject to any modifications thereof made in any certificate provided for in said Section or deemed made pursuant to Section 10.06, and all certifications, representations and warranties made by any Seller in the Seller Estoppel, shall survive the Closing and all deliveries herein provided; provided, however, that except for the representations and warranties set forth in subsection (a) through (d) and subsection (k) of Section 10.01 hereof (which representations and warranties shall survive indefinitely), all certifications, representations and warranties set forth in this Article X shall survive only until one (1) year after the date of the Closing and all certifications, representations and warranties made in any Seller Estoppel shall survive only until two (2) years after the Closing Date; provided, however, that a Seller's liability for any breach of such warranties, representations and certifications shall not expire as to any breach or alleged breach thereof if notice of such breach or alleged breach is given by Purchaser to such Seller prior to one (1) year (or two years in the case of a Seller Estoppel) after the date of the Closing and, if such notice is given, legal proceedings are instituted in respect of such breach or alleged breach within one year after such notice is given.

            (b) Notwithstanding anything to the contrary set forth in this Agreement, the post-Closing liability of Sellers, collectively, to Purchaser for breach of any warranty and representation set forth in this
Article X or for breach by any Seller of any of its agreements set forth in
Article VI (and expressly excluding the liability of GL under the Agreement re: Office Tower) shall be subject to the limitations set forth on Exhibit GG attached hereto.

            (c) All of Seller's representations and warranties set forth in this Article X shall be deemed to have been remade on and as of the Closing Date, subject, however, to the provisions of Section 10.06 and facts disclosed on the updated Exhibits to this Agreement which are to be delivered by Seller to Purchaser at the Closing pursuant to Article V (which updated Exhibits, upon their delivery by Seller to Purchaser, shall for all purposes of this Agreement constitute the indicated Exhibit or a part thereof as of the Closing Date); provided, however, that if any matter or event shall have occurred between the date hereof and the date of the Closing which makes any warranty or representation made on the Effective Date by Seller untrue in any material respect as of the Effective Date or Closing Date, Seller shall have the right to deliver a certificate to Purchaser at or prior to the Closing which discloses such matter or event, and if Seller does so, Purchaser shall have the rights set forth in Section 4.02, but if Purchaser chooses to proceed to Closing, Seller shall not be liable to Purchaser following the Closing for the breach of the warranty or representation in question which results from the occurrence of such matter or thing.

            (d) Notwithstanding anything to the contrary set forth in this Article X or elsewhere in this Agreement, if prior to the Closing Purchaser has or obtains knowledge that any of Sellers' warranties or representations set forth in this Article X or Sellers' certifications, warranties or representations made in any Seller Estoppel, is untrue in any respect, and Purchaser nevertheless proceeds with the Closing, then the breach by any Seller of the warranties, representations or certifications as to which Purchaser shall have such knowledge shall automatically be deemed waived by Purchaser and no Seller shall have any liability to Purchaser or its successors or assigns in respect thereof. For the purposes of this Section 10.07(d), Purchaser shall be deemed to have or to have obtained knowledge of any such matter or thing only if such matter or thing (i) is set forth in any Lease, Operating Agreements, Other Agreement or estoppel certificate which (or a copy of which) is stated in this Agreement to have been delivered to and/or made available for review by Purchaser, (ii) was contained in any written studies or reports furnished to Purchaser by any third party consultants retained by it or (iii) was actually known (without independent investigation) by, or was contained in a written notice received by Andrew Bluhm or Adam Metz.

      SECTION 10.8. Surviving Covenants. The provisions of this Article X shall be Surviving Covenants.


                                  ARTICLE XI

                 INDEMNIFICATION; JOINT AND SEVERAL LIABILITY
                 --------------------------------------------

      SECTION 11.1. Seller's Indemnification. Each Seller, as to the portion of the Project owned by such Seller, hereby indemnifies Purchaser (and its affiliates) for, and defends and holds Purchaser (and its affiliates) harmless from and against, all costs, losses, damages, penalties, liabilities and expenses, including without limitation reasonable attorneys, fees and disbursements (collectively, "Losses") actually imposed upon or incurred by Purchaser (or any affiliate thereof) by reason of claims accruing prior to the Closing Date that are made by any person or entity and are relating to the portion of the Project owned by such Seller. The documents delivered by the parties at Closing (except for the Agreement re: Office Tower) shall not supersede, alter or modify the indemnification provisions set forth in this Section 11.01.

      SECTION 11.2. Purchaser's Indemnification. Purchaser hereby indemnifies each Seller (and its affiliates) for, and defends and holds each Seller (and its affiliates) harmless from and against, all Losses actually imposed upon or incurred by such Seller (or any affiliate thereof) by reason of claims accruing on or after the Closing Date made by any
person or entity relating to the Project.   The documents delivered by the
parties at Closing (except for the Agreement re: Office Tower) shall not supersede, alter or modify the indemnification provisions set forth in this
Section 11.02.

      SECTION 11.3. Joint and Several Liability. Notwithstanding anything herein contained to the contrary, each Seller shall be jointly and severally liable with each other Seller for performance of the obligations hereunder and for breach of any representation and warranty, and each Purchaser shall be jointly and severally liable with each other Purchaser for the performance of the obligations hereunder and for breach of any representation or warranty.

      SECTION 11.4. Surviving Covenants. The provisions of this Article XI shall be Surviving Covenants.

      SECTION 11.5. No Limitations. Except as specifically limited herein, nothing contained in this Article XI is in any way intended to limit the rights of Sellers or Purchaser to pursue any remedies as may exist at law or in equity against any unrelated third parties with respect to any liabilities covered by this Article XI.


                                  ARTICLE XII

                               INSPECTION PERIOD
                               -----------------

      SECTION 12.1.  Inspections.

            (a    Sellers have delivered or otherwise made available to
Purchaser copies of the following documents relating to the Project:

                  (i     the most current survey or surveys;

                  (ii    the most recent title insurance policy or policies
or title commitments, including copies of exception documents;

                  (iii   all Leases, Operating Agreements and Other
Agreements which will be Purchaser's obligation after the Closing;

                  (iv    the most recent tax and utility bills and appraisal
or valuation reports submitted in connection with real estate tax assessment challenges;

                  (v     to the extent available and in Sellers' possession,
building permits, certificates of occupancy or other documentation indicative of compliance with applicable governmental requirements;

                  (vi    operating, easement and cost sharing agreements to
which Sellers are a party;

                  (vii   to the extent available and in Sellers' possession,
permits, licenses or other agreements relating to the operation of the Project and the right to undertake additional construction;

                  (viii        Westin's 1999 Budget and Marketing Plan for
the Hotels to the extent available and in Sellers' possession;

                  (ix    the 1997, 1998 and 1999 year-to-date operating
statements for the Hotels, to the extent available and in Sellers' possession;

                  (x     rent roll as of September 14, 1999;

                  (xi    capital expenditure history for 1997, 1998 and 1999
year-to-date and capital expenditure budget for 1999;

                  (xii   aged receivables report as of September 14, 1999;

                  (xiii        environmental reports listed at Exhibit AA;

                  (xiv   plans and specifications for the Project;

                  (xv    schedule of outstanding insurance claims as of
September 14,  1999; and

                  (xvi   1997 and 1998 audited statements of cash flow and
unaudited operating statements for the retail and office portions of the Project.

            (b    Purchaser has had until the date hereof (the "Inspection
Period") to inspect the Project and to review the materials listed above and all other relevant documentation. During the Inspection Period and thereafter through Closing, Purchaser and its agents, engineers, surveyors, appraisers, auditors and other representatives have had the right to enter upon the Project to inspect, examine, survey, obtain engineering inspections, test, appraise and otherwise do that which, in the opinion of Purchaser, was necessary to determine the suitability of the Project for the uses intended by Purchaser (including, without limitation, inspect, review and copy any and all documents in the possession or control of Seller, its agents, contractors or employees, and which pertain to the construction, ownership, use, occupancy or operation of the Project or any part thereof). Seller has cooperated with Purchaser in arranging meetings with Tenants and others. During the Inspection Period, and thereafter through Closing, Seller shall make all of Seller's books, files and records relating in any way to the Project and which are relevant to Purchaser's acquisition of the Project, excluding the working papers of Seller's independent auditors relating to the operation of the Project, available for examination by Purchaser and Purchaser's agents and representatives, who shall have the right to make copies of such books, files and records and to extract therefrom such information as they may desire, and who shall have the right to audit and have certified all income and expenses, profits and losses, and operational results of the Project for the three (3) calendar years prior to the date of Closing and for the current calendar year to date. Sellers shall provide such cooperation as is customarily required in connection with any such audit requested by Purchaser prior to Closing, or any such audit required by Purchaser after Closing in order to enable Purchaser to comply with any financial reporting requirements applicable to Purchaser.

      (c)   Purchaser has reviewed the following surveys:   (i) survey of
4.711 acres (Galleria 4) dated September 14, 1999; (ii) survey of
Parcels I, II and III dated May 1, 1998, last revised August 9, 1999;
(iii) survey of Galleria I, Galleria II and Galleria III dated May 21, 1997, last revised September 15, 1999; and (iv) survey of 3.799 acres dated May 1, 1998, last revised June 25, 1999 (the "Surveys") and the Owner Title Commitment. Purchaser has no objections to the Surveys or Owner Title Commitment, except as set forth on Exhibit T.


                                 ARTICLE XIII

                                  ASSIGNMENT
                                  ----------

            Upon written notice to Sellers received a minimum of ten (10) business days prior to the Closing Date, each of the entities comprising Urban and Walton shall be entitled to assign this Agreement and its rights and obligations hereunder in whole (but not in part) to any one Affiliate thereof, respectively, provided that the Affiliate is not a Hotel Company. Except as provided in the preceding sentence, Purchaser must obtain the written consent of Seller prior to any assignment of this Agreement.

                                  ARTICLE XIV

                                    NOTICE
                                    ------

      All notices hereunder or required by law shall be (i) sent via United States Mail, postage prepaid, certified mail, return receipt requested,
(ii) via any nationally recognized commercial overnight carrier with provisions for receipt or via personal delivery, (iii) personally delivered or (iv) sent by facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted and the telephone number of the recipient's facsimile machine (with a copy thereof sent in accordance with clause (i) or (ii) on the same business day). All notices shall be addressed to the parties hereto at their respective addresses set forth below or as they have theretofore specified by written notice delivered in accordance herewith:

      Purchaser:

      Urban Shopping Centers, Inc.
      900 North Michigan Ave., Suite 1500
      Chicago, Illinois  60611-1580
      Attention:  Adam S. Metz
                  Michael Hilborn
      Facsimile No.:  312/915-2001

      and

      Walton Street Capital, L.L.C.
      900 North Michigan Avenue; Suite 1900
      Chicago, Illinois  60611
      Attention:  Andrew G. Bluhm
      Facsimile No.:  312/915-2881

      with a copy to:

      Pircher, Nichols & Meeks
      1999 Avenue of the Stars, Suite 2800
      Los Angeles, California  90067
      Attention:  Phillip G. Nichols
      Facsimile No.:  310/201-8902

      and a copy to:

      Pircher, Nichols & Meeks
      900 North Michigan Avenue; Suite 1050
      Chicago, Illinois  60611
      Attention:  Marc A. Benjamin
      Facsimile No.:  312/915-3348

      Sellers:

      Hines Interests Limited Partnership
      2800 Post Oak Boulevard
      Houston, Texas 77056
      Attention: Louis S. Sklar
      Facsimile No.: 713/966-2053

      with a copy to:

      Baker & Botts, L.L.P.
      910 Louisiana
      Suite 3101
      Houston, Texas 77002-4995
      Attention: Fred H. Dunlop
      Facsimile No.: 713/229-1522

      Delivery will be deemed complete upon (i) receipt following deposit in U.S. Mail with respect to mailed notices, (ii) one business day following deposit with a nationally recognized commercial overnight carrier with respect to notices transmitted in that manner, (iii) the date of transmission with respect to facsimile delivery, if so transmitted before 5:30 p.m. (local time of the recipient) on a business day, or on the next business day, if so transmitted on or after 5:30 p.m. (local time of the recipient) on a business day or if transmitted on a day other than a business day. In all events, notice shall be deemed complete upon actual receipt or refusal to accept delivery. Any notice that is required or permitted to be given by either party may be given by such party or its legal counsel identified in this notice provision, who are hereby authorized to do so on the party's behalf.


                                  ARTICLE XV

                                   EXPENSES
                                   --------

      At Closing, Seller shall credit Purchaser with the cost of one Texas standard owner's title insurance policy (without modification or endorsement) covering the entire Project (excluding any premiums or costs that may be incurred in connection with any mortgage financing or the creation of any condominium association). Such credit may be applied, at Seller's election, to the cost of an insurance policy issued in connection with the creation of a condominium association by Purchaser concurrently with the Closing. Sellers shall also pay their own attorney's fees, the cost of a Category 1A, Condition II survey, all recording fees for the deeds and other documents to be recorded by Sellers pursuant hereto and all currently accrued and unpaid impact fees, capital recovery charges, transfer fees and other fees and charges relating to the Utility Capacity. Purchaser shall pay its due diligence expenses, including, but not limited to, the cost of any environmental or engineering studies, its own attorney's fees and any title policy premium or other costs (including the cost of modification of the survey exception in the owner's title policy to read "shortages in area") to the extent in excess of the amount credited by Seller, and the cost of upgrading the surveys from a Category 1A, Condition II Survey to an ALTA survey in accordance with Exhibit T.


                                  ARTICLE XVI

                                 MISCELLANEOUS
                                 -------------

      SECTION 16.1. Successors and Assigns. All the terms and conditions of this Agreement are hereby made binding upon the executors, heirs, administrators, successors and permitted assigns of both parties hereto.

      SECTION 16.2. Gender. Words of any gender used in this Agreement shall be held and construed to include, any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

      SECTION 16.3. Captions. The captions in this Agreement are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

      SECTION 16.4. Construction. No provision of this Agreement shall be construed by any Court or other judicial authority against any party hereto by reason of such party's being deemed to have drafted or structured such provisions.

      SECTION 16.5. Entire Agreement. This Agreement constitutes the entire contract between the parties hereto and there are no other oral or written promises, conditions, representations, understandings or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either-party.

      SECTION 16.6. Original Document. This Agreement my be executed by both parties in counterparts in which event each shall be deemed an original.

      SECTION 16.7. Governing Law. This Agreement shall be construed, and the rights and obligations of Seller and Purchaser hereunder, shall be determined in accordance with the laws of the State of Texas.

      SECTION 16.8. No Third Party Beneficiary. The parties hereto do not intend to confer any benefit hereunder on any person, firm, corporation or other entity other than the parties hereto and their permitted assigns.

      SECTION 16.9. Exculpation. Subject to Section 10.07(e), all persons dealing with Sellers shall look solely to the assets of the general or limited partnership constituting Sellers hereunder for the payment of any claims hereunder or for the performance hereof. In no event whatsoever shall recourse be had or liability asserted against any Sellers' partners or employees or agents or any directors, officers, employees, shareholders or agents of any partner of Sellers. All persons dealing with Purchasers shall look solely to the assets of the limited partnerships constituting Purchasers hereunder for the payment of any claims hereunder or for the performance hereof. In no event whatsoever shall recourse be had or liability asserted against any Purchasers' partners or employees or agents or any directors, officers, employees, shareholders or agents of any partner of Purchasers.

      SECTION 16.10. No Recording: Confidentiality. (a) The parties agree that neither this Agreement nor any memorandum or notice hereof shall be recorded or filed in any public records. If Purchaser violates the terms of this Article, Sellers, in addition to any other rights or remedies they may have, may immediately terminate this Agreement by giving notice to Purchaser of its election so to do.

            (b) Subject to disclosure obligations required by law, none of Sellers, Purchaser and their respective affiliates shall issue any press release or otherwise make public any information with respect to this Agreement or the transaction contemplated hereby prior to the Closing Date without the prior written consent of the other party. None of Sellers, Purchaser and their respective affiliates shall discuss or disclose the existence of the transaction contemplated hereby, the terms of this Agreement or the identity of the parties hereto with any other person, except for those employees, prospective lenders, advisors, attorneys, consultants and other professionals required to implement the terms of this Agreement or to assist in Purchaser's due diligence and who have agreed to maintain the confidentiality of the transaction and the information they receive, and except to the extent required by law.

      SECTION 16.11. Waiver of Trial by Jury. Seller and Purchaser waive any right to trial by jury of any claim arising under or with respect to this Agreement, whether now existing or hereafter arising. Seller and Purchaser hereby agree that any such claim shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the other party hereto to waiver of its right to trial by jury.

      SECTION 16.12. Post-Closing Arbitration. Any dispute arising out of or in connection with Surviving Covenants following Closing shall be exclusively processed as follows. First, the dispute shall be discussed by the parties thereto in an attempt to reach an amicable solution. If such attempt fails within ninety (90) days from the first written notice by one party to the other party that a dispute exists, either party may institute arbitration proceedings in accordance with the following provisions:

            (a) The dispute may be submitted to binding arbitration in accordance with the rules of the American Arbitration Association applicable to commercial arbitrations (the "Rules") in effect at the time of the dispute. The proceedings will be held in Houston, Texas, unless the parties agree otherwise. The dispute shall be arbitrated in accordance with the substantive laws of Texas.

            (b)   The number of arbitrators shall be three (3).  The three
(3) member arbitration panel shall select a chairman. The parties and the arbitrators shall hold the proceedings and any confidential information in confidence. Notwithstanding the foregoing, in any arbitration involving a dispute arising out of Article VI matters, the arbitrator shall be Arthur Andersen & Company.

            (c) Prompt and cost effective resolution of the dispute is important to the parties. Discovery and other procedures shall be limited and streamlined to allow for prompt resolution of the dispute.

            (d) Pending resolution of any dispute between the parties, whether discussed, mediated or arbitrated, the parties shall continue to perform their respective obligations under this Agreement.

            (e) The parties to the arbitration shall each bear half (1/2) of the cost and expenses of the arbitrators.

            (f)   The provisions of Article VI constitute a Surviving
Covenant.

      SECTION 16.13. Further Assurances. Each party agrees to execute, acknowledge and deliver such further instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the purposes and intent of this Agreement. The provisions of this Section 16.13 constitute a Surviving Covenant.

      SECTION 16.14. Exclusivity. For so long as this Agreement is in effect, Sellers shall not either directly or indirectly, through its agents or representatives, show the Project or entertain negotiations for or accept any offers for the purchase of the Project or any part thereof from any other party.

      SECTION 16.15. Non-Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the immediately following Business Day.

      SECTION 16.16.  Incorporation of Exhibits.   All exhibits referenced
in this Agreement are hereby incorporated herein as if a part of this Agreement. Exhibits A through DD shall be deemed to be the exhibits attached to the Original Agreement without the necessity of attaching them to this Agreement.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                         SELLERS:

                         GALLERIA LIMITED

                         By:   Galleria Inc., its general partner


                               By:
                                     ------------------------------
                                     Louis S. Sklar
                                     Vice President


                         POST OAK ASSOCIATES LIMITED

                         By:   GDHI Limited Partnership, its general partner

                               By:   Hines Consolidated Investments, Inc.,
                                     its general partner


                                     By:
                                           ------------------------------
                                           Louis S. Sklar
                                           Executive Vice President


                         GDHI LIMITED PARTNERSHIP

                         By:   Hines Consolidated Investments, Inc.,
                               its general partner


                               By:
                                     ------------------------------
                                     Louis S. Sklar
                                     Executive Vice President


                         POST OAK ASSOCIATES III, LIMITED

                         By:   GDHI Limited Partnership, its general partner

                               By:   Hines Consolidated Investments, Inc.,
                                     its general partner


                                     By:
                                           ------------------------------
                                           Louis S. Sklar
                                           Executive Vice President


                         HINES GROUP II LIMITED PARTNERSHIP

                         By:   GDHI Limited Partnership, its general partner

                               By:   Hines Consolidated Investments, Inc.,
                                     its general partner


                                     By:
                                           ------------------------------
                                           Louis S. Sklar
                                           Executive Vice President

                         PURCHASERS:


                         HG SHOPPING CENTERS, L.P.,
                         a Delaware limited partnership

                         By:   Galleria Partners LLC,
                               a Delaware limited liability company,
                               its general partner

                               By:   USC Houston, Inc.,
                                     a Delaware corporation,
                                     its managing member

                                     By:
                                           --------------------
                                     Name:  Adam Metz
                                     Its:   Executive Vice President

                                     Tax Identification Number:   36-4316924


                         SOUTH ALABAMA DEVELOPMENT, L.P.,
                         a Delaware limited partnership

                         By:   Galleria Developers LLC,
                               a Delaware limited liability company,
                               its general partner

                               By:   USC Developers, Inc.,
                                     a Delaware corporation,
                                     its managing member

                                     By:
                                           --------------------
                                     Name:  Adam Metz
                                     Its:   Executive Vice President

                                     Tax Identification Number:  36-4316935


                         WALTON HOUSTON GALLERIA HOTELS, L.P.,
                         a Delaware limited partnership

                         By: Walton Houston Galleria Holdings, L.L.C., its general partner

                               By:   Walton Street Real Estate
                                     Fund II, L.P., a managing member

                                     By:   Walton Street Managers II, L.P.,
                                           its general partner

                                           By:   WSC Managers II, Inc.,
                                                 its general partner

                                                 By:
                                                        --------------------
                                                 Name:  Timothy J. Junker
                                                 Its:   Authorized Signatory

                                     Tax Identification Number: 36-4316406

                         WALTON HOUSTON GALLERIA OFFICE, L.P.,
                         a Delaware limited partnership

                         By: Walton Houston Galleria Office Holdings, L.L.C., its general partner

                               By:   Walton Street Real Estate Fund II,
                                     L.P., a managing member

                                     By:   Walton Street Managers II, L.P.,
                                           its general partner

                                           By:   WSC Managers II, Inc.,
                                                 its general partner

                                                 By:
                                                        --------------------
                                                 Name:  Timothy J. Junker
                                                 Its:   Authorized Signatory

                                     Tax Identification Number: 36-4316403

                            ESCROW AGENT'S JOINDER
                            ----------------------

            The undersigned Escrow Agent named in the foregoing Agreement hereby acknowledges receipt of a fully executed copy of said Agreement and agrees to hold and disburse the Deposit received by it in accordance with the terms of the Agreement and perform the duties of Escrow Agent set forth in the foregoing Agreement. Escrow Agent shall invest the earnest money in short term U.S. treasury bonds, commercial paper rated A-1/P-1 or other obligations of or instruments guaranteed by the U.S. Government, as directed by Purchaser. While the Escrow Agent holds the Deposit in escrow, the Escrow Agent hereby agrees, if requested in writing to do so by Purchaser, (i) to invest the Deposit in a United States Government repurchase agreement or other financial instrument specified by Purchaser and (ii) to pay Purchaser promptly upon Purchaser's request all interest which shall accrue on the Deposit while in escrow and/or so invested.

Date:  September 29, 1999            CHARTER TITLE COMPANY,
                                     as Escrow Agent



                                     By:
                                           ------------------------------
                                           Garry Carr
                                           Executive Vice President

                                    JOINDER
                                    -------


      Galleria Inc., a Texas corporation, joins in this Purchase and Sale Agreement for the purpose of evidencing its agreement to execute the Trademark and Service Mark Agreement at Closing.

                               GALLERIA INC.



                               By:
                                     ------------------------------
                                     Louis S. Sklar
                                     Vice President